                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR2

                                Final Term Sheet

                           [IndyMac Bank, F.S.B. LOGO]

                          $1,740,060,000 (Approximate)

                                IndyMac MBS, Inc.
                                    Depositor

                              IndyMac Bank, F.S.B.
                               Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 28, 2006

                                INDYMAC MBS, INC.
                                    Depositor
                              [LOGO] IndyMac Bank(R)
                          Sponsor, Seller and Servicer
                    IndyMac INDX Mortgage Loan Trust 2006-AR2
                                 Issuing Entity

      Distributions are payable monthly on the 25th day of each month, beginning March 27, 2006 The issuing entity will issue certificates, including the following classes of certificates:

               Initial Class                               Initial Class
                Certificate     Pass-Through                Certificate    Pass-Through
Class            Balance(1)        Rate(2)       Class       Balance(1)       Rate(2)
---------------------------------------------------------------------------------------
Class 1-A-1A   $ 527,119,000      Variable     Class M-2    $11,378,000      Variable
---------------------------------------------------------------------------------------
Class 1-A-1B   $ 341,043,000      Variable     Class M-3    $ 8,752,000      Variable
---------------------------------------------------------------------------------------
Class 1-A-2    $ 318,326,000      Variable     Class M-4    $ 8,752,000      Variable
---------------------------------------------------------------------------------------
Class 1-A-3A   $  75,388,000      Variable     Class M-5    $ 9,628,000      Variable
---------------------------------------------------------------------------------------
Class 1-A-3B   $  79,434,000      Variable     Class M-6    $ 8,752,000      Variable
---------------------------------------------------------------------------------------
Class 2-A-1    $ 182,180,000      Variable     Class M-7    $ 8,752,000      Variable
---------------------------------------------------------------------------------------
Class 2-A-2    $  99,288,000      Variable     Class M-8    $ 8,752,000      Variable
---------------------------------------------------------------------------------------
Class M-1      $  43,764,000      Variable     Class M-9    $ 8,752,000      Variable
---------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary" and is based on LIBOR.

                                     SUMMARY

                             The Transaction Parties

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR2, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06A2, and its telephone number is 714-247-6000.

The Certificate Insurer

Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class 1-A-3B and Class 2-A-2 Certificates on each distribution date pursuant to the terms of a certificate guaranty insurance policy. The policy will not cover net rate carryover, net deferred interest, deferred interest or prepayment interest shortfalls.

Cap Counterparty and Swap Counterparty

IXIS Financial Products Inc., a Delaware corporation. The principal executive office of the cap counterparty is located at 9 West 57th Street, New York, New York 10019.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of February 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about February 28, 2006.

Interest Shortfall Payments:

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in May 2006, a deposit will be made into the distribution account to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans:

The mortgage pool will consist primarily of 30- and 40- year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of conventional adjustable-rate negative amortization mortgage loans and loan group 2 will consist of conforming balance adjustable-rate negative amortization mortgage loans. All of the loan group 1 and loan group 2 mortgage loans bear adjustable interest rates based on the 1-year MTA index, which is a 12-month average of the monthly yields on United States Treasury securities adjusted to a constant maturity of one year.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $1,750,572,021, approximately $1,446,937,250 of which are group 1 mortgage loans and approximately $303,634,771 of which are group 2 mortgage loans. All of the mortgage loans in loan group 2 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

   Aggregate Stated
     Principal Balance...........$1,750,572,020.94

   Geographic
      Concentrations in
      excess of 10%:

      California............................51.01%

   Weighted Average
      Original LTV Ratio....................73.15%

   Weighted Average
      Mortgage Rate.........................4.776%

   Range of Mortgage Rates........1.000% to 8.168%

   Average Current
      Principal Balance...................$329,613

   Range of Current
      Principal Balances.....$49,795 to $1,991,839

   Weighted Average
      Remaining Term to
      Maturity..........................362 months

   Weighted Average FICO
      Credit Score.............................699

   Weighted Average Gross
      Margin................................3.308%

   Weighted Average
      Maximum Mortgage
      Rate.................................10.029%

   Weighted Average
      Minimum Mortgage

      Rate..................................3.308%

   Range of Months to Next
      Mortgage Rate
      Adjustment............................1 to 2

   Range of Months to Next
      Payment Adjustment...................5 to 62

   Initial Fixed Payment Period
          12 Months.........................75.80%
          60 Months.........................24.20%

   Negative Amortization
      Limit
          110%..............................96.51%
          115%...............................3.49%

   Percentage by Loan Group
          Loan Group 1......................82.66%
          Loan Group 2......................17.34%

As of the cut-off date, the depositor expects that mortgage loans in loan group 1 will have the following characteristics:

   Aggregate Stated
      Principal Balance..........$1,446,937,249.51

   Geographic
      Concentrations in
      excess of 10%:
      California............................52.70%

   Weighted Average
      Original LTV Ratio....................73.03%

   Weighted Average
      Mortgage Rate.........................4.783%

   Range of Mortgage Rates........1.000% to 8.168%
   Average Current
      Principal Balance...................$348,996

   Range of Current
      Principal Balances.....$49,902 to $1,991,839

   Weighted Average
      Remaining Term to
      Maturity..........................363 months

   Weighted Average FICO
      Credit Score.............................701

   Weighted Average Gross
      Margin................................3.299%

   Weighted Average
      Maximum Mortgage
      Rate.................................10.038%

   Weighted Average
      Minimum Mortgage
      Rate..................................3.299%

   Range of Months to Next
      Mortgage Rate
      Adjustment............................1 to 2

   Range of Months to Next
      Payment Adjustment...................5 to 62

   Initial Fixed Payment Period
          12 Months.........................70.73%
          60 Months.........................29.27%

   Negative Amortization
      Limit
          110%..............................96.75%
          115%...............................3.25%

As of the cut-off date, the depositor expects that the mortgage loans in loan group 2 will have the following characteristics:

   Aggregate Stated
      Principal Balance............$303,634,771.43

   Geographic
      Concentrations in
      excess of 10%:

      California............................42.93%

      Florida...............................10.22%

   Weighted Average
      Original LTV Ratio....................73.72%

   Weighted Average
      Mortgage Rate.........................4.745%

   Range of Mortgage Rates........1.000% to 8.118%

   Average Current
      Principal Balance...................$260,631

   Range of Current
      Principal Balances.......$49,795 to $542,746

   Weighted Average
      Remaining Term to
      Maturity..........................360 months

   Weighted Average FICO
      Credit Score.............................693

   Weighted Average Gross
      Margin................................3.353%

   Weighted Average
      Maximum Mortgage
      Rate..................................9.990%

   Weighted Average
      Minimum Mortgage
      Rate..................................3.353%

   Range of Months to Next
      Mortgage Rate
      Adjustment............................1 to 2

   Range of Months to Next
      Payment Adjustment...................6 to 14

   Initial Fixed Payment Period

          12 Months........................100.00%
          60 Months..........................0.00%

   Negative Amortization
      Limit
          110%..............................95.36%
          115%...............................4.64%

Description of the Certificates

                                                 Initial
                                                  Class
                               Related Loan    Certificate
           Class                  Group        Balance (1)     Principal Type      Interest Type
----------------------------   ------------   ------------   -------------------   -------------
Offered Certificates
1-A-1A..................             1        $527,119,000   Senior/Super Senior   Variable Rate
1-A-1B..................             1        $341,043,000   Senior/Super Senior   Variable Rate
1-A-2...................             1        $318,326,000      Senior/Support     Variable Rate
1-A-3A..................             1        $ 75,388,000      Senior/Support     Variable Rate
1-A-3B..................             1        $ 79,434,000      Senior/Support     Variable Rate
2-A-1...................             2        $182,180,000   Senior/Super Senior   Variable Rate
2-A-2...................             2        $ 99,288,000      Senior/Support     Variable Rate
M-1.....................          1 and 2     $ 43,764,000       Subordinate       Variable Rate
M-2.....................          1 and 2     $ 11,378,000       Subordinate       Variable Rate
M-3.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
M-4.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
M-5.....................          1 and 2     $  9,628,000       Subordinate       Variable Rate
M-6.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
M-7.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
M-8.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
M-9.....................          1 and 2     $  8,752,000       Subordinate       Variable Rate
Non-Offered Certificates (5)
Class P.................          1 and 2          N/A               N/A                NR
Class C.................          1 and 2          N/A               N/A                NR
Class R.................          1 and 2          N/A               N/A                NR

                                Final Scheduled    Expected Final     Initial Rating
           Class               Distribution Date  Distribution Date      S&P/Moody's
Offered Certificates                 (2)                 (3)                (4)
----------------------------   -----------------  -----------------   ---------------
1-A-1A..................          April 2046          May 2014            AAA/Aaa
1-A-1B..................          April 2046          May 2014            AAA/Aaa
1-A-2...................          April 2046          May 2014            AAA/Aaa
1-A-3A..................          April 2046          May 2014            AAA/Aaa
1-A-3B..................          April 2046          May 2014            AAA/Aaa
2-A-1...................         February 2046        May 2014            AAA/Aaa
2-A-2...................         February 2046        May 2014            AAA/Aaa
M-1.....................          April 2046          May 2014            AA+/Aa1
M-2.....................          April 2046          May 2014             AA/Aa2
M-3.....................          April 2046          May 2014             AA/Aa3
M-4.....................          April 2046          May 2014             AA-/A1
M-5.....................          April 2046          May 2014             A+/A3
M-6.....................          April 2046          May 2014             A+/Baa1
M-7.....................          April 2046        November 2013          A/Baa2
M-8.....................          April 2046        December 2012        BBB+/Baa3
M-9.....................          April 2046         March 2012           BBB-/NR
Non-Offered Certificates (5)
Class P.................             N/A                N/A                 NR
Class C.................             N/A                N/A                 NR
Class R.................             N/A                N/A                 NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this free writing prospectus.

(3) The expected final distribution date is based upon (a) an assumed rate of prepayments equal to 25% CPR, (b) modeling assumptions used in this free writing prospectus, as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" in this free writing prospectus and
      (c) assuming the optional termination is exercised by the servicer at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Optional Termination."

(4) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P") and Moody's Investors Service ("Moody's"). "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. The ratings set forth above do not take into account the existence of the corridor contracts.

(5) The Class P Certificates will be entitled to any prepayment charges on the mortgage loans. The Class C Certificates will be entitled to receive any excess cashflow from loan group 1 and loan group 2 after all required distributions are made on the offered certificates. The Class R Certificate is a REMIC tax residual.

The certificates also will have the following characteristics:

                                             Pass-Through Rate
                                           Before and Including     Pass-Through Rate
                                                   the                  After the
                        Initial Interest         Optional               Optional
        Class               Rate (1)       Termination Date (2)   Termination Date (3)
---------------------   ----------------   --------------------   --------------------
Offered Certificates
1-A-1A............          4.80063%         LIBOR + 0.220%(4)      LIBOR + 0.440%(4)
1-A-1B............          4.79063%         LIBOR + 0.210%(4)      LIBOR + 0.420%(4)
1-A-2.............          4.88063%         LIBOR + 0.300%(4)      LIBOR + 0.600%(4)
1-A-3A............          4.91063%         LIBOR + 0.330%(4)      LIBOR + 0.660%(4)
1-A-3B............          4.81063%         LIBOR + 0.230%(4)      LIBOR + 0.460%(4)
2-A-1.............          4.79063%         LIBOR + 0.210%(4)      LIBOR + 0.420%(4)
2-A-2.............          4.79063%         LIBOR + 0.210%(4)      LIBOR + 0.420%(4)
M-1...............          5.03063%         LIBOR + 0.450%(4)      LIBOR + 0.675%(4)
M-2...............          5.05063%         LIBOR + 0.470%(4)      LIBOR + 0.705%(4)
M-3...............          5.09063%         LIBOR + 0.510%(4)      LIBOR + 0.765%(4)
M-4...............          5.33063%         LIBOR + 0.750%(4)      LIBOR + 1.125%(4)
M-5...............          5.53063%         LIBOR + 0.950%(4)      LIBOR + 1.425%(4)
M-6...............          6.33063%         LIBOR + 1.750%(4)      LIBOR + 2.625%(4)
M-7...............          6.33063%         LIBOR + 1.750%(4)      LIBOR + 2.625%(4)
M-8...............          6.33063%         LIBOR + 1.750%(4)      LIBOR + 2.625%(4)
M-9...............          6.33063%         LIBOR + 1.750%(4)      LIBOR + 2.625%(4)
Non-Offered
Certificates (7)
Class P...........             N/A                   N/A                 N/A(7)
Class C...........             N/A                   N/A                 N/A(7)
Class R...........             N/A                   N/A                 N/A(7)

                                                  Interest Accrual      Certificate
        Class           Interest Accrual Period       Convention     Insurance Policy
---------------------   -----------------------   ----------------   ----------------
Offered Certificates
1-A-1A............                (5)              Actual/360 (6)           No
1-A-1B............                (5)              Actual/360 (6)           No
1-A-2.............                (5)              Actual/360 (6)           No
1-A-3A............                (5)              Actual/360 (6)           No
1-A-3B............                (5)              Actual/360 (6)          Yes
2-A-1.............                (5)              Actual/360 (6)           No
2-A-2.............                (5)              Actual/360 (6)          Yes
M-1...............                (5)              Actual/360 (6)           No
M-2...............                (5)              Actual/360 (6)           No
M-3...............                (5)              Actual/360 (6)           No
M-4...............                (5)              Actual/360 (6)           No
M-5...............                (5)              Actual/360 (6)           No
M-6...............                (5)              Actual/360 (6)           No
M-7...............                (5)              Actual/360 (6)           No
M-8...............                (5)              Actual/360 (6)           No
M-9...............                (5)              Actual/360 (6)           No
Non-Offered
Certificates (7)
Class P...........                (7)                   N/A                 No
Class C...........                (7)                   N/A                 No
Class R...........                (7)                   N/A                 No

--------
(1)   Reflects the interest rate as of the closing date.

(2) Reflects the Pass-Through Rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(3) Reflects the Pass-Through Rate calculation after the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date as described in this free writing prospectus under "Description of the Certificates--Termination of the Issuing Entity; Optional Termination."

(4) The pass-through rates on the LIBOR Certificates adjust monthly based on the level of one-month LIBOR, subject to the related net rate cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on February 25, 2006) and ending on the day immediately preceding that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(7) The Class P, Class C and Class R Certificates will not accrue any interest.

Designations

  Designation              Class of Certificates
---------------   -------------------------------------------
    Senior        Class 1-A-1A, Class 1-A-1B, Class
 Certificates:    1-A-2, Class 1-A-3A, Class 1-A-3B,
                  Class 2-A-1 and Class 2-A-2 Certificates

 Super Senior     Class 1-A-1A, Class 1-A-1B and
 Certificates:    Class 2-A-1 Certificates

Senior Support    Class 1-A-2, Class 1-A-3A, Class 1-A-3B
 Certificates:    and Class 2-A-2 Certificates

 Subordinated     Class M-1, Class M-2, Class M-3,
 Certificates:    Class M-4, Class M-5, Class M-6,
                  Class M-7, Class M-8 and Class M-9
                  Certificates

Group 1 Senior    Class 1-A-1A, Class 1-A-1B, Class
 Certificates:    1-A-2, Class 1-A-3A and Class 1-A-3B
                  Certificates

Group 2 Senior    Class 2-A-1 and Class 2-A-2 Certificates
 Certificates:

    LIBOR         Senior and Subordinated Certificates
Certificates:

  Offered         Class 1-A-1A, Class 1-A-1B, Class
Certificates:     1-A-2, Class 1-A-3A, Class 1-A-3B,
                  Class 2-A-1, Class 2-A-2, Class M-1,
                  Class M-2, Class M-3, Class M-4, Class M-5,
                  Class M-6, Class M-7, Class M-8 and
                  Class M-9 Certificates

Non-offered       Class P, Class C and Class R Certificates
  Certificates:

Distributions of principal and interest on the senior certificates will be based primarily on collections from the group 1 mortgage loans or group 2 mortgage loans, as described in this free writing prospectus. Distributions of principal and interest on the subordinated certificates will be based on collections from the group 1 mortgage loans and group 2 mortgage loans as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights and holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans in loan group 1 and loan group 2 after required distributions are made to the senior and subordinated certificates.

The Class P Certificates will be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans, to the extent the issuing entity is entitled to those prepayment charges. These amounts will not be available for distribution to other classes of certificates.

Effect of negative amortization. If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest. For any distribution date, the excess, if any, of (i) the deferred interest with respect to all mortgage loans in a loan group for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments received with respect to all mortgage loans in that loan group during the related prepayment period (referred to in this free writing prospectus as the "net deferred interest"), will be deducted from the interest distributions to the related certificates as described in this free writing prospectus. The amount deducted from the interest distributable to that class of certificates will be added to the class certificate balance of that class.

Record Date

The business day immediately preceding a distribution date or, if the offered certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

$25,000 and multiples of $1 in excess thereof.
Registration of Certificates

Offered Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxumbourg or the Euroclear System in Europe.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for March 27, 2006.

Interest Distributions

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

Interest will accrue on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table on page S-7 for that class of certificates and (2) the related net rate cap. The net rate cap for the group 1 senior certificates and the group 2 senior certificates is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty allocable the related loan group, including the monthly premium due to the certificate insurer for the Class 1-A-3B Certificates (in the case of group 1 senior certificates) and the Class 2-A-2 Certificates (in the case of the group 2 senior certificates). The net rate cap for the subordinated certificates is a limitation generally based on the weighted average of the net rate caps for the group 1 senior certificates and the group 2 senior certificates.

The amount of interest distributable on a distribution date with respect to the certificates will be reduced by the amount of net deferred interest on the mortgage loans for that distribution date, as described under "Description of the Certificates - Interest" in this free writing prospectus.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.375% multiplied by the aggregate stated principal balance of the mortgage loans as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess. The certificate guaranty insurance policy will not cover prepayment interest shortfalls.

For each class of certificates, any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from any payments allocated to the issuing entity in respect of the interest rate swap contract to the extent available for that purpose as described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group basis and will be based on the "interest remittance amount" for the applicable loan group. The interest remittance amount for a loan group and any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o scheduled payments of interest on the mortgage loans in that loan group less the related expense fees;

o interest collected in connection with prepayments of the mortgage loans in that loan group;

o     interest amounts advanced by the servicer with respect to that loan group;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans in that loan group;

o liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to interest); and

o for the Class 1-A-3B and Class 2-A-2 Certificates only, any payments in respect of interest made under the certificate guaranty insurance policy with respect to interest on that distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o     scheduled payments of principal of the mortgage loans;

o     principal advances by the servicer;

o     prepayments on the mortgage loans;

o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan; and

o liquidation proceeds of the mortgage loans (to the extent allocable to principal).

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Certificate Insurer Premium

The certificate insurer will receive a monthly premium on each distribution date equal to the sum of (a) 1/12th of the product of a fixed percentage and the class certificate balance of the Class 1-A-3B Certificates (determined prior to giving effect to distributions on that date) and (b) 1/12th of the product of a fixed percentage and the class certificate balance of the Class 2-A-2 Certificates (determined prior to giving effect to distributions on that date), plus unreimbursed insured payments and other amounts due the certificate insurer under the agreement with accrued interest thereon.

Priority of Interest Distributions

In general, on any distribution date, the interest remittance amount will be distributed as follows:

first, the interest remittance amount related to each loan group will be distributed in the following priority:

o to the swap account, the product of (x) the related swap allocation percentage for that distribution date and (y) any net swap payment and any swap termination payment payable to the swap counterparty with respect to that distribution date;

o to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid previously or from the other loan group;

o to the certificate insurer, the monthly premium related to the Class 1-A-3B Certificates, in the case of the interest remittance amount for loan group 1, and the Class 2-A-2 Certificates, in the case of the interest remittance amount for loan group 2;

o to the senior certificates related to that loan group, current interest and interest carry forward amounts, subject to the allocation set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities," in both cases including amounts in respect of deferred interest and net deferred interest;

o to the certificate insurer, certain unreimbursed insured payments made by the certificate insurer to the trustee, together with interest on that amount, in respect of the Class 1-A-3B Certificates, in the case of the interest remittance amount for loan group 1, and the Class 2-A-2 Certificates, in the case of the interest remittance amount for loan group 2;

second, the interest remittance amount remaining undistributed for each loan group after distribution pursuant to priority "first" above, will be aggregated and distributed in the following priority:

o to the certificate insurer, the monthly premium related to the Class 1-A-3B and Class 2-A-2 Certificates, to the extent not paid on that distribution date pursuant to the third bullet point of priority "first" above;

o to the senior certificates, current interest due and any interest carry forward amount from previous months for each class for that distribution date to the extent not paid on that distribution date pursuant to the fourth bullet point of priority "first" above;

o to the certificate insurer, certain unreimbursed insured payments made by certificate insurer to the trustee, together with interest on those amounts, in respect of the Class 1-A-3B and Class 2-A-2 Certificates, to the extent not paid on that distribution date pursuant to the fifth bullet point of priority "first" above;

o sequentially, in the order of their numerical class designations, to each class of subordinated certificates, current interest due and any interest carry forward amount from previous distributions dates for each class for that distribution date, subject to the allocations set forth under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this free writing prospectus, including with respect to amounts constituting deferred interest and net deferred interest; and

o as part of the excess cashflow, as described under "Overcollateralization--Application of Excess Interest" below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, depending upon the occurrence of several different events or triggers:

      o whether a distribution date occurs before or on or after the "stepdown date," which is the later of (1) the payment date in March 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

      o whether cumulative losses on the mortgage loans (in the aggregate) are higher than certain levels specified in this free writing prospectus (a "cumulative loss trigger event"); and

      o whether the rate of delinquencies of the mortgage loans (in the aggregate) over any three-month period is higher than certain levels set forth in this free writing prospectus (a "delinquency trigger event").

A "trigger event" will have occurred if on any distribution date either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

      Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which is, generally, for any distribution date and any mortgage pool, the amount of principal collected or advanced by the servicer on the mortgage loans in that mortgage pool during the related due period, including any net prepayments collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are be allocated to principal, but minus certain costs reimbursable to the trustee, the servicer, the master servicer, the certificate insurer or the custodians and minus any overcollateralization release amount for such distribution date.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Distributions of Principal Distribution Amount for Loan Group 1" and "-- Distributions of Principal Distribution Amount for Loan Group 2" in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order, until the aggregate class certificate balance of the certificates is reduced to the target amount for that distribution date:

o     concurrently:

      1) from the principal distribution amount for loan group 1, in the following priority:

            a) to the swap account, the swap allocation percentage for loan group 1 for that date of any net swap payment and any swap termination payment owed to the swap counterparty, to the extent not previously paid, or not paid from the interest remittance amount;

            b) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid from loan group 2 (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

            c) to the classes of the group 1 senior certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            d) (i) so long as (x) any of the subordinated certificates are outstanding, (y) the overcollateralized amount exceeds zero or
                  (z) there is excess cashflow, to the Class 2-A-1 and Class 2-A-2 Certificates (after the distribution of the principal distribution amount from loan group 2 as described below), pro rata, until their respective class certificate balances are reduced to zero; or (ii) if (x) the class certificate balances of the subordinated certificates have been reduced to zero,
                  (y) the overcollateralized amount is zero and (z) there is no excess cashflow, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

      2) from the principal distribution amount for loan group 2 in the following priority:

            a) to the swap account, the swap allocation percentage for loan group 2 for that date of any net swap payment and any swap termination payment owed to the swap counterparty, to the extent not previously paid, or not paid from the interest remittance amount;

            b) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid from loan group 1 (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

            c) (i) so long as (x) any of the subordinated certificates are outstanding, (y) the overcollateralized amount exceeds zero or
                  (z) there is excess cashflow, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; or (ii) if (x) the class certificate balances of the subordinated certificates have been reduced to zero,
                  (y) the overcollateralized amount is zero and (z) there is no excess cashflow, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

            d) to the classes of group 1 senior certificates, pro rata, until their respective class certificate balances are reduced to zero;

      (3) from the remaining principal distribution amount from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

      (4)   as part of the excess cashflow.

(In each case, the principal distribution amount for any loan group will be distributed as described above at the same time as the related principal distribution for the other loan group.)

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

o     concurrently:

      1) from the principal distribution amount for loan group 1 in the following order of priority:

            a) to the swap account, the swap allocation percentage for loan group 1 for that date of any net swap payment and any swap termination payment owed to the swap counterparty, to the extent not previously paid, or not paid from the interest remittance amount;

            b) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid from loan group 2 (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount); and

            c) to the classes of group 1 senior certificates, pro rata, until the group 1 senior certificates have been paid to meet certain credit enhancement targets;

      2) from the principal distribution amount for loan group 2, in the following priority:

            a) to the swap account, the swap allocation percentage for loan group 2 for that date of any net swap payment and any swap termination payment owed to the swap counterparty, to the extent not previously paid, or not paid from the interest remittance amount;

            b) to the swap account, the amount of any net swap payment and any swap termination payment owed to the swap counterparty to the extent not paid from loan group 1 (to the extent those amounts were not paid previously, or were not paid from the interest remittance amount);

            c) (i) so long as (x) any of the subordinated certificates are outstanding, (y) the overcollateralized amount exceeds zero or
                  (z) there is excess cashflow, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until the group 2 senior certificates have been paid to meet certain credit enhancement targets; or (ii) if (x) the class certificate balances of the subordinated certificates have been reduced to zero, (y) the overcollateralized amount is zero and (z) there is no excess cashflow, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until the group 2 senior certificates have been paid to meet certain credit enhancement targets; and

      (3) from the remaining principal distribution amount from both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, until each such class has been paid to meet certain credit enhancement targets; and

      (4)   as part of the excess cashflow.

The Swap Contract

The swap trustee, on behalf of the swap trust, will enter into an interest rate swap contract with IXIS Financial Products Inc., as swap counterparty. Under the swap contract, one business day prior to each distribution date prior to the swap contract termination date, the swap trust will be obligated to make floating payments at MTA (as determined under the swap contract), plus a fixed margin, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the swap contract), in each case calculated based on the swap contract notional balance for that distribution date.

To the extent that a floating payment at MTA plus a fixed margin exceeds the floating payment at LIBOR relating to any distribution date, amounts otherwise available to the certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment at LIBOR exceeds the floating payment at MTA plus a fixed margin relating to any distribution date, the swap counterparty will owe a net swap payment to the swap trust.

Any amounts received under the interest rate swap contract will be deposited into the swap account and generally distributed on each distribution date in the following order of priority:

      first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty that was not due to a breach by the swap counterparty;

      second, to the LIBOR certificates, any interest that is unpaid under the interest distribution priorities;

      third, to the certificates, certain amounts of principal necessary to restore any required overcollateralization targets;

      fourth, to each class of senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any "unpaid realized loss amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates;

      fifth, to the LIBOR certificates, any net rate carryover amounts on those classes;

      sixth, for the purchase of any replacement interest rate swap contract (if necessary);

      seventh, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty; and

      eighth, to the Class C certificates.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity, the swap trust and the cap trust. The issuing entity will have no source of funds other than (x) collections and recoveries of the mortgage loans through insurance or otherwise and (y) a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class 1-A-3B and Class 2-A-2 Certificates. No other entity will be required or expected to may any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as

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

further described in this free writing prospectus under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess interest, overcollateralization, subordination, loss allocation features, limited cross-collateralization, and, with respect to the Class 1-A-3B and Class 2-A-2 Certificates only, the certificate guaranty insurance policy.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $10,512,021, which represents approximately 0.60% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Thereafter, any interest received on the mortgage loans in excess of the amount required to pay interest on the certificates and the fees and expenses of the issuing entity (including the monthly premium due under the certificate guaranty insurance policy with respect to the Class 1-A-3B and Class 2-A-2 Certificates) will be used to reduce the aggregate class certificate balance of the certificates to a level set by the rating agencies which will be achieved when the mortgage loans have an aggregate stated principal balance that exceeds the aggregate class certificate balance of the certificates by an amount equal to (i) approximately $12,254,004 (0.70% of the aggregate stated principal balance of the mortgage loans as of the cut-off date) for any distribution date occurring prior to the stepdown date, and (ii) an amount equal to the greater of the amount specified in this free writing prospectus and approximately $8,752,860 (0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date) for any distribution date occurring on or after the stepdown date. This condition is referred to as "overcollateralization" in this free writing prospectus. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to achieve or maintain any level of overcollateralization.

Excess Interest

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates, plus the weighted average expense fee rate and net swap payments and certificate insurer payments. The "expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates, the trust expenses and the premium for the certificate guaranty insurance policy, will be used to reduce the aggregate class certificate balance of the certificates, until the required level of overcollateralization has been achieved and to maintain the required levels, once they have been met.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Application of Excess Cashflow

      The amount of any excess interest, together with certain amounts of the principal distribution amount not paid to the certificates on any distribution date, will be applied as "excess cashflow" in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following order of priority:

o to the certificates, as principal, generally in accordance with the priorities summarized under "Priority of Principal Distributions" above;

o first, to the classes of senior certificates, pro rata by unpaid realized loss amount, and second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, as unpaid realized loss amounts;

o first, to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amount to the extent needed to pay any unpaid net rate carryover for each such class (after application of payments under the applicable corridor contract in the case of the Class 1-A-1B, Class 2-A-1 and

      Class 2-A-2 Certificates); and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

o     to the swap account; and

o to the Class C and Class R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest, net swap payments made to the issuing entity and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates. If the applicable subordination is insufficient to absorb losses, then (x) additional losses on the mortgage loans in loan group 1 will reduce the class certificate balances of the group 1 senior certificates in the following order:

(i) first, to Class 1-A-3A and Class 1-A-3B Certificates, pro rata; provided, that any losses allocated to the Class 1-A-3B Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus;

(ii)  second, to Class 1-A-2 Certificates; and

(iii) third, to Class 1-A-1A and Class 1-A-1B Certificates, pro rata; and

      (y) additional losses on the mortgage loans in loan group 2 will reduce the class certificate balances of the Class 2-A-2 Certificates; provided, that any losses allocated to the Class 2-A-2 Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus.

Limited Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

Certificate Guaranty Insurance Policy

The Class 1-A-3B and Class 2-A-2 Certificates have the benefit of a certificate guaranty insurance policy, called the "policy," pursuant to which Ambac Assurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class 1-A-3B and Class 2-A-2 Certificates on each distribution date subject to certain terms and conditions set forth in the certificate guaranty insurance policy. The certificate guaranty insurance policy will not cover any class of certificates other than the Class 1-A-3B and Class 2-A-2 Certificates.

The Corridor Contracts

Deutsche Bank National Trust Company, as trustee on behalf of the cap trust, will enter into three interest rate corridor contracts, for the benefit of each of the Class 1-A-1B, Class 2-A-1 and Class 2-A-2 Certificates.

On or prior to the distribution date in May 2014, the corridor contract counterparty will be required to make monthly payments to the cap trustee, if one-month LIBOR for the related distribution date exceeds a specified rate, subject to a maximum rate of payment. Payments made under each corridor contract will be made to the cap trustee during the period of time each corridor contract is in effect.

The amounts allocated to the cap trustee, on behalf of the cap trust, in respect of a corridor contract will be available to the applicable class of certificates, as described in this free writing prospectus, to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to cap trust for a distribution date that are not used on that date to cover net rate carryover amounts on the related certificates will be distributed to the holder of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

Although ongoing payments are not required under the corridor contracts, certain termination payments may be required as described under "Description of the Certificates--Net Rate Carryover--The Corridor Contracts" in this free writing prospectus.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                            Loan Group 1

         Mortgage Rates for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
                       Group 1         Principal         Group 1
 Range of Mortgage     Mortgage         Balance         Mortgage
     Rates (%)          Loans         Outstanding         Loans
------------------------------------------------------------------
0.751 - 1.000.......        2     $       400,500.00      0.03%
1.001 - 1.250.......      955         339,641,395.32     23.47
1.251 - 1.500.......        8           2,667,900.00      0.18
1.501 - 1.750.......       38          15,424,404.00      1.07
1.751 - 2.000.......        4           1,572,875.00      0.11
2.001 - 2.250.......      684         211,777,456.71     14.64
2.251 - 2.500.......       29          10,245,161.00      0.71
2.501 - 2.750.......        2             342,510.00      0.02
3.001 - 3.250.......       30           6,221,900.00      0.43
3.251 - 3.500.......        3             605,500.00      0.04
3.501 - 3.750.......        1             262,500.00      0.02
5.251 - 5.500.......        1             607,106.01      0.04
5.501 - 5.750.......       11           6,533,989.13      0.45
5.751 - 6.000.......        7           4,309,268.73      0.30
6.001 - 6.250.......       53          27,503,186.98      1.90
6.251 - 6.500.......      176          76,974,910.43      5.32
6.501 - 6.750.......      364         138,349,323.27      9.56
6.751 - 7.000.......      540         200,366,069.82     13.85
7.001 - 7.250.......      711         230,929,633.75     15.96
7.251 - 7.500.......      416         131,614,507.67      9.10
7.501 - 7.750.......       76          26,840,722.08      1.86
7.751 - 8.000.......       19           7,727,013.63      0.53
8.001 - 8.250.......       16           6,019,415.98      0.42
                       -------------------------------------------
      Total:            4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 4.783%.

          Current Principal Balances for the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------

                                                                    Percent of
                                                                    Aggregate
                                                                    Principal
                                                                    Balance
                                                                    Outstanding
                                    Number of       Aggregate         of the
                                     Group 1        Principal         Group 1
         Range of Current            Mortgage        Balance         Mortgage
      Principal Balances ($)          Loans        Outstanding         Loans
-------------------------------------------------------------------------------
0.01 - 50,000.00.................         3    $       149,901.80      0.01%
50,000.01 - 100,000.00...........        67          5,471,045.15      0.38
100,000.01 - 150,000.00..........       299         38,136,677.12      2.64
150,000.01 - 200,000.00..........       484         86,113,263.26      5.95
200,000.01 - 250,000.00..........       532        120,666,133.24      8.34
250,000.01 - 300,000.00..........       536        148,067,973.24     10.23
300,000.01 - 350,000.00..........       472        153,430,225.88     10.60
350,000.01 - 400,000.00..........       425        160,035,606.45     11.06
400,000.01 - 450,000.00..........       363        155,142,755.36     10.72
450,000.01 - 500,000.00..........       328        156,577,262.33     10.82
500,000.01 - 550,000.00..........       190         99,506,581.72      6.88
550,000.01 - 600,000.00..........       132         75,873,467.36      5.24
600,000.01 - 650,000.00..........       134         84,634,147.69      5.85
650,000.01 - 700,000.00..........        35         23,746,823.87      1.64
700,000.01 - 750,000.00..........        28         20,234,036.89      1.40
750,000.01 - 800,000.00..........        17         13,402,417.81      0.93
800,000.01 - 850,000.00..........        15         12,394,958.44      0.86
850,000.01 - 900,000.00..........        19         16,790,061.26      1.16
900,000.01 - 950,000.00..........         9          8,296,753.08      0.57
950,000.01 - 1,000,000.00........        29         28,411,509.25      1.96
1,000,000.01 - 1,250,000.00......        12         13,394,546.91      0.93
1,250,000.01 - 1,500,000.00......        10         13,935,556.04      0.96
1,500,000.01 - 1,750,000.00......         3          4,913,430.98      0.34
1,750,000.01 - 2,000,000.00......         4          7,612,114.38      0.53
                                    -------------------------------------------
      Total:                          4,146    $ 1,446,937,249.51    100.00%
                                    ===========================================

----------
(1) As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $348,996.

               Original Loan-to-Value Ratios for the
                     Group 1 Mortgage Loans (1)
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                       Outstanding
                       Number of       Aggregate         of the
 Range of Original      Group 1        Principal         Group 1
   Loan-To-Value       Mortgage         Balance         Mortgage
     Ratios (%)          Loans       Outstanding         Loans
------------------------------------------------------------------
0.001 - 50.000.....       272     $    67,718,889.30      4.68%
50.001 - 60.000....       270          84,099,060.94      5.81
60.001 - 70.000....       742         272,625,778.46     18.84
70.001 - 75.000....       830         292,609,869.11     20.22
75.001 - 80.000....     1,942         706,396,501.50     48.82
80.001 - 85.000....        23           6,468,575.15      0.45
85.001 - 90.000....        29           6,856,016.25      0.47
90.001 - 95.000....        38          10,162,558.80      0.70
                       -------------------------------------------
      Total:            4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 73.03%.

                 Original Term to Maturity for the
                       Group 1 Mortgage Loans
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                       Number of       Aggregate         of the
                       Group 1         Principal         Group 1
Original Term to       Mortgage         Balance         Mortgage
Maturity (Months)       Loans         Outstanding         Loans
------------------------------------------------------------------
360...............      4,024     $ 1,399,161,239.88     96.70%
480...............        122          47,776,009.63      3.30
                       -------------------------------------------
      Total:            4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

             Remaining Terms to Stated Maturity for the
                     Group 1 Mortgage Loans (1)
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                       Number of       Aggregate         of the
 Remaining Terms        Group 1        Principal         Group 1
        to             Mortgage         Balance         Mortgage
Maturity (months)        Loans        Outstanding         Loans
------------------------------------------------------------------
352...............          3     $     1,886,154.97      0.13%
353...............          3             620,703.32      0.04
354...............          8           3,557,538.28      0.25
355...............         12           6,535,168.25      0.45
356...............         59          24,968,273.66      1.73
357...............        150          54,733,507.23      3.78
358...............        454         174,822,604.81     12.08
359...............      1,656         570,004,262.33     39.39
360...............      1,679         562,033,027.03     38.84
475...............          1             653,487.01      0.05
476...............          4           1,200,940.13      0.08
477...............          4           1,720,764.04      0.12
478...............         31          15,713,276.38      1.09
479...............          5           1,358,467.07      0.09
480...............         77          27,129,075.00      1.87
                       -------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 1 Mortgage Loans was approximately 363 months.

              Geographic Distribution of the Mortgaged
             Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                       Number of       Aggregate         of the
                        Group 1        Principal         Group 1
                       Mortgage         Balance         Mortgage
  Geographic Area        Loans        Outstanding         Loans
------------------------------------------------------------------
Alabama...........          6     $     1,904,013.40      0.13%
Alaska............          4           1,423,029.33      0.10
Arizona...........         94          24,091,199.22      1.66
Arkansas..........          3             666,080.57      0.05
California........      1,891         762,601,936.13     52.70
Colorado..........         45          12,463,357.51      0.86
Connecticut.......         48          16,326,132.83      1.13
Delaware..........         17           2,833,767.04      0.20
District Of
Columbia..........         18           6,361,108.03      0.44
Florida...........        492         132,038,016.85      9.13
Georgia...........         50          14,286,651.49      0.99
Hawaii............         42          16,650,660.90      1.15
Idaho.............          8           1,267,099.23      0.09
Illinois..........         55          16,041,712.58      1.11
Indiana...........         12           2,631,630.23      0.18
Kansas............          1             108,000.00      0.01
Kentucky..........          2             320,291.82      0.02
Louisiana.........          2             367,838.98      0.03
Maine.............         11           2,463,675.65      0.17
Maryland..........        125          43,990,307.88      3.04
Massachusetts.....         72          22,799,601.06      1.58
Michigan..........         31           6,561,072.76      0.45
Minnesota.........         25           6,856,323.19      0.47
Mississippi.......          2             747,940.28      0.05
Missouri..........         26           6,074,633.18      0.42
Montana...........          5             843,567.01      0.06
Nevada............        102          30,772,717.46      2.13
New Hampshire.....         13           3,903,156.39      0.27
New Jersey........        260          83,560,786.29      5.78
New Mexico........          8           1,639,147.65      0.11
New York..........        184          69,589,032.28      4.81
North Carolina....          9           2,187,928.77      0.15
North Dakota......          1             191,200.00      0.01
Ohio..............         15           3,376,699.56      0.23
Oklahoma..........          1             573,739.32      0.04
Oregon............         25           8,061,325.09      0.56
Pennsylvania......         40           9,054,639.47      0.63
Rhode Island......         25           7,012,180.57      0.48
South Carolina....         12           2,829,988.21      0.20
South Dakota......          2             416,648.27      0.03
Tennessee.........          4             837,197.12      0.06
Texas.............         26           6,098,131.84      0.42
Utah..............         19           4,949,744.60      0.34
Vermont...........          3             954,188.42      0.07
Virginia..........        250          91,523,443.81      6.33
Washington........         52          14,468,115.36      1.00
West Virginia.....          2             523,000.00      0.04
Wisconsin.........          4           1,427,088.62      0.10
Wyoming...........          2             267,503.26      0.02
                       -------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

                      Mortgagors' FICO Credit
             Scores for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
                       Group 1         Principal         Group 1
Range of FICO Credit  Mortgage          Balance        Mortgage
       Scores           Loans         Outstanding         Loans
------------------------------------------------------------------
620 - 639 ..........      262     $    88,077,479.02      6.09%
640 - 659 ..........      437         151,136,977.84     10.45
660 - 679 ..........      829         297,074,180.76     20.53
680 - 699 ..........      691         245,834,956.11     16.99
700 - 719 ..........      587         201,694,294.80     13.94
720 - 739 ..........      440         154,901,436.09     10.71
740 - 759 ..........      381         131,543,225.21      9.09
760 - 779 ..........      300         108,803,736.33      7.52
780 - 799 ..........      167          54,116,754.89      3.74
800 - 819 ..........       52          13,754,208.46      0.95
                    ----------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                    ==============================================
----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 701.

   Types of Mortgaged Properties for the Group 1 Mortgage Loans
------------------------------------------------------------------

                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
                       Group 1         Principal         Group 1
                       Mortgage         Balance         Mortgage
   Property Type        Loans         Outstanding         Loans
------------------------------------------------------------------
Single Family
Residence ..........    2,816     $   974,703,154.43     67.36%
Planned Unit
Development (PUD) ..      735         283,523,589.76     19.59
Condominium ........      372         110,099,453.52      7.61
Two- to Four-Family
Residence ..........      170          60,425,009.36      4.18
Townhouse ..........       53          18,186,042.44      1.26
                    ----------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                    ==============================================

               Purpose of the Group 1 Mortgage Loans
------------------------------------------------------------------

                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                       Numberof        Aggregate         of the
                       Group 1         Principal         Group 1
                       Mortgage         Balance         Mortgage
   Loan Purpose         Loans         Outstanding         Loans
------------------------------------------------------------------
Cash Out Refinance      2,571     $   845,489,176.46     58.43%
Purchase...........       910         352,188,783.40     24.34
Rate/Term Refinance       665         249,259,289.65     17.23
                    ----------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                    ==============================================

         Occupancy Types for the Group 1 Mortgage Loans (1)
------------------------------------------------------------------

                                                        Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
                       Group 1         Principal         Group 1
                       Mortgage         Balance         Mortgage
  Occupancy Type        Loans         Outstanding         Loans
------------------------------------------------------------------
Primary Home......      3,910     $ 1,383,761,107.82     95.63%

Investment........        186          50,194,684.49      3.47
Second Home.......         50          12,981,457.20      0.90
                    ----------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                    ==============================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

       Documentation Programs of the Group 1 Mortgage Loans
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
     Type of           Group 1         Principal         Group 1
  Documentation        Mortgage         Balance         Mortgage
     Program            Loans         Outstanding         Loans
------------------------------------------------------------------
Full/Alternate....        457      $  134,678,507.07      9.31%
Limited...........          2             291,519.01      0.02
Stated Income.....      2,255         862,084,249.03     59.58
FastForward.......         40          11,309,990.32      0.78
No Doc............         99          36,913,477.75      2.55
No Income/No Asset      1,279         396,562,976.03     27.41
No Ratio..........         14           5,096,530.30      0.35
                       -------------------------------------------
     Total:             4,146      $1,446,937,249.51    100.00%
                       ===========================================

            Loan Ages of the Group 1 Mortgage Loans (1)
------------------------------------------------------------------
                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                         Balance
                                                       Outstanding
                      Number of        Aggregate         of the
                       Group 1         Principal         Group 1
                       Mortgage         Balance         Mortgage
 Loan Age (months)      Loans         Outstanding         Loans
------------------------------------------------------------------
0.................      1,756     $   589,162,102.03     40.72%
1.................      1,661         571,362,729.40     39.49
2.................        485         190,535,881.19     13.17
3.................        154          56,454,271.27      3.90
4.................         63          26,169,213.79      1.81
5.................         13           7,188,655.26      0.50
6.................          8           3,557,538.28      0.25
7.................          3             620,703.32      0.04
8.................          3           1,886,154.97      0.13
                       -------------------------------------------
     Total:             4,146     $ 1,446,937,249.51    100.00%
                       ===========================================

--------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

                    Prepayment Charge Term (months) and Types
                          of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                    Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                   Number of       Aggregate         of the
Prepayment Charge                   Group 1        Principal         Group 1
   Term (months)                    Mortgage        Balance          Mortgage
     and Type                        Loans        Outstanding         Loans
--------------------------------------------------------------------------------
0 Months .......................       360     $  139,605,341.23      9.65%
12 Months-Hard
Prepayment .....................       443        186,058,138.37     12.86
12 Months-Soft
Prepayment .....................         2            878,743.87      0.06
24 Months-Hard
Prepayment .....................       117         41,900,563.88      2.90
24 Months-Soft
Prepayment .....................         1            423,132.39      0.03
36 Months-Hard
Prepayment .....................     3,126      1,039,265,042.08     71.83
36 Months-Soft
Prepayment .....................        93         37,750,914.40      2.61
60 Months-Hard
Prepayment .....................         3            820,890.57      0.06
60 Months-Soft
Prepayment .....................         1            234,482.72      0.02
                                   ---------------------------------------------
   Total:                            4,146     $1,446,937,249.51    100.00%
                                   ---------------------------------------------

                 Gross Margins of the Group 1 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                    Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                   Number of       Aggregate         of the
                                    Group 1        Principal         Group 1
       Range of Gross               Mortgage        Balance          Mortgage
         Margins (%)                 Loans        Outstanding         Loans
--------------------------------------------------------------------------------
1.501 - 2.000...................         9     $    5,694,386.90      0.39%
2.001 - 2.500...................        68         33,113,062.96      2.29
2.501 - 3.000...................       696        286,217,999.43     19.78
3.001 - 3.500...................     2,270        770,683,644.12     53.26
3.501 - 4.000...................     1,033        324,704,263.46     22.44
4.001 - 4.500...................        69         26,324,964.58      1.82
4.501 - 5.000...................         1            198,928.06      0.01
                                   ---------------------------------------------
     Total:                          4,146     $1,446,937,249.51    100.00%
                                   =============================================
----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 1 Mortgage Loans was approximately 3.299% per annum.

             Maximum Mortgage Rates of the Group 1 Mortgage Loans(1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                   Number of       Aggregate         of the
             Maximum                Group 1        Principal         Group 1
            Mortgage                Mortgage        Balance         Mortgage
            Rates (%)                Loans        Outstanding         Loans
--------------------------------------------------------------------------------
7.250...........................         1     $      674,250.00      0.05%
7.450...........................         1            368,000.00      0.03
8.325...........................         3            664,749.62      0.05
8.700...........................         2            886,813.59      0.06
8.950...........................         4            987,167.53      0.07
9.000...........................         2          1,388,958.23      0.10
9.450...........................         5          2,221,111.81      0.15
9.650...........................         1            346,500.00      0.02
9.900...........................         1            297,546.27      0.02
9.950...........................     3,790      1,305,314,344.11     90.21
9.990...........................        10          3,396,087.15      0.23
9.999...........................       168         64,898,097.10      4.49
10.000..........................         1            448,000.00      0.03
10.150..........................         1            278,000.00      0.02
10.200..........................         4            627,074.31      0.04
10.950..........................         5          1,991,911.48      0.14
11.200..........................         4          2,535,326.93      0.18
11.300..........................         1            644,034.46      0.04
11.325..........................         2            211,408.00      0.01
11.450..........................         1            397,890.20      0.03
11.700..........................         1            223,397.46      0.02
11.950..........................       102         42,521,396.06      2.94
12.150..........................         1            239,528.72      0.02
12.200..........................         2            470,048.68      0.03
12.500..........................        33         14,905,607.80      1.03
                                   ---------------------------------------------
     Total:                          4,146     $1,446,937,249.51    100.00%
                                   =============================================
----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 10.038% per annum.

            Negative Amortization Limit of the Group 1 Mortgage Loans
--------------------------------------------------------------------------------
                                                                    Principal
                                                                     Balance
                                                                   Outstanding
                                   Number of      Aggregate          of the
            Negative                Group 1        Principal         Group 1
          Amortization              Mortgage        Balance         Mortgage
            Limit (%)                Loans        Outstanding        Loans
--------------------------------------------------------------------------------
110.............................     4,037     $1,399,896,541.62     96.75%
115.............................       109         47,040,707.89      3.25
                                   ---------------------------------------------
     Total:                          4,146     $1,446,937,249.51    100.00%
                                   =============================================

     Next Rate Adjustment Date of the Group 1 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
    Next Rate          Group 1        Principal         Group 1
    Adjustment        Mortgage         Balance         Mortgage
       Date             Loans        Outstanding         Loans
-----------------------------------------------------------------
March 2006.........     4,121     $1,439,043,832.51      99.45%
April 2006.........        25          7,893,417.00       0.55
                      -------------------------------------------
     Total:             4,146     $1,446,937,249.51     100.00%
                      ===========================================

   Next Payment Adjustment Date of the Group 1 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
   Next Payment        Group 1        Principal         Group 1
    Adjustment        Mortgage         Balance         Mortgage
       Date             Loans        Outstanding         Loans
-----------------------------------------------------------------
July 2006..........         3     $    1,886,154.97       0.13%
August 2006........         3            620,703.32       0.04
September 2006.....         7          3,033,243.78       0.21
October 2006.......        13          7,188,655.26       0.50
November 2006......        57         24,703,920.69       1.71
December 2006......       146         53,987,897.51       3.73
January 2007.......       416        171,283,943.67      11.84
February 2007......     1,058        391,242,412.47      27.04
March 2007.........     1,026        363,391,704.32      25.11
April 2007.........        19          6,023,597.00       0.42
September 2010.....         1            524,294.50       0.04
November 2010......         6          1,465,293.10       0.10
December 2010......         8          2,466,373.76       0.17
January 2011.......        69         19,251,937.52       1.33
February 2011......       603        180,120,316.93      12.45
March 2011.........       705        217,876,980.71      15.06
April 2011.........         6          1,869,820.00       0.13
                      -------------------------------------------
     Total:             4,146     $1,446,937,249.51     100.00%
                      ===========================================

    Initial Fixed Payment Period of the Group 1 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
   Initial Fixed       Group 1        Principal         Group 1
  Payment Period      Mortgage         Balance         Mortgage
     (months)           Loans        Outstanding         Loans
-----------------------------------------------------------------
12................      2,748     $1,023,362,232.99      70.73%
60................      1,398        423,575,016.52      29.27
                      -------------------------------------------
     Total:             4,146     $1,446,937,249.51     100.00%
                      ===========================================

                                  Loan Group 2

                Mortgage Rates for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                  Number of      Aggregate       Outstanding of
                                   Group 2       Principal             the
Range of Mortgage                  Mortgage       Balance       Group 2 Mortgage
    Rates (%)                       Loans       Outstanding           Loans
--------------------------------------------------------------------------------
0.751 - 1.000 .................         1     $    350,000.00         0.12%
1.001 - 1.250 .................       428      112,088,112.81        36.92
2.001 - 2.250 .................        32        6,627,212.00         2.18
2.501 - 2.750 .................         1          206,500.00         0.07
3.001 - 3.250 .................         1          248,000.00         0.08
5.501 - 5.750 .................         1          133,693.02         0.04
5.751 - 6.000 .................         1          210,223.79         0.07
6.001 - 6.250 .................         8        1,910,288.24         0.63
6.251 - 6.500 .................        55       14,024,978.88         4.62
6.501 - 6.750 .................       120       32,374,149.80        10.66
6.751 - 7.000 .................       163       43,546,776.18        14.34
7.001 - 7.250 .................       193       49,178,059.29        16.20
7.251 - 7.500 .................       126       33,414,708.68        11.00
7.501 - 7.750 .................        28        7,177,506.61         2.36
7.751 - 8.000 .................         2          520,851.93         0.17
8.001 - 8.250 .................         5        1,623,710.20         0.53
                                  ----------------------------------------------
   Total:                           1,165     $303,634,771.43       100.00%
                                  ==============================================
----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 2 Mortgage Loans was approximately 4.745%.

          Current Principal Balances for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                  Number of      Aggregate       Outstanding of
                                   Group 2       Principal             the
      Range of Current             Mortgage       Balance       Group 2 Mortgage
   Principal Balances ($)           Loans       Outstanding           Loans
--------------------------------------------------------------------------------
0.01       - 50,000.00 ........         2     $     99,794.99         0.03%
50,000.01  - 100,000.00 .......        36        2,883,485.40         0.95
100,000.01 - 150,000.00 .......       119       15,127,341.99         4.98
150,000.01 - 200,000.00 .......       193       34,236,920.45        11.28
200,000.01 - 250,000.00 .......       195       44,073,541.29        14.52
250,000.01 - 300,000.00 .......       195       53,682,489.44        17.68
300,000.01 - 350,000.00 .......       199       64,867,558.41        21.36
350,000.01 - 400,000.00 .......       170       64,550,219.42        21.26
400,000.01 - 450,000.00 .......        44       18,182,319.77         5.99
450,000.01 - 500,000.00 .......         7        3,302,080.75         1.09
500,000.01 - 550,000.00 .......         5        2,629,019.52         0.87
                                  ----------------------------------------------
   Total: .....................     1,165     $303,634,771.43       100.00%
                                  ==============================================

------------
(1) As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $260,631.

        Original Loan-to-Value Ratios for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                  Number of      Aggregate       Outstanding of
      Range of Original            Group 2       Principal             the
        Loan-To-Value              Mortgage       Balance       Group 2 Mortgage
          Ratios (%)                Loans       Outstanding           Loans
--------------------------------------------------------------------------------
0.000  - 50.000 ...............        55     $ 10,871,667.79         3.58%
50.001 - 60.000 ...............        77       18,927,169.18         6.23
60.001 - 70.000 ...............       194       51,518,085.79        16.97
70.001 - 75.000 ...............       204       56,530,428.24        18.62
75.001 - 80.000 ...............       612      160,546,482.46        52.87
80.001 - 85.000 ...............         5        1,212,333.19         0.40
85.001 - 90.000 ...............        11        2,719,543.88         0.90
90.001 - 95.000 ...............         6        1,092,882.72         0.36
95.001 - 100.00 ...............         1          216,178.18         0.07
                                  ----------------------------------------------
   Total: .....................     1,165     $303,634,771.43       100.00%
                                  ==============================================

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 73.72%.

            Original Term to Maturity for the Group 2 Mortgage Loans
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                  Number of      Aggregate       Outstanding of
                                   Group 2       Principal             the
      Original Term to             Mortgage       Balance       Group 2 Mortgage
      Maturity (Months)             Loans       Outstanding           Loans
--------------------------------------------------------------------------------
360 ...........................     1,160     $302,358,567.43         99.58%
480 ...........................         5        1,276,204.00          0.42
                                  ----------------------------------------------
   Total:                           1,165     $303,634,771.43        100.00%
                                  ==============================================

      Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                   Percent of
                                                                    Aggregate
                                                                    Principal
                                                                     Balance
                                  Number of      Aggregate       Outstanding of
                                   Group 2       Principal             the
     Remaining Terms to            Mortgage       Balance       Group 2 Mortgage
      Matutiry (months)             Loans       Outstanding           Loans
--------------------------------------------------------------------------------
353 ...........................         1     $     92,760.62         0.03%
354 ...........................         5        1,330,056.34         0.44
355 ...........................         2          519,874.77         0.17
356 ...........................        25        6,901,799.75         2.27
357 ...........................        44       11,520,406.79         3.79
358 ...........................       131       34,402,000.58        11.33
359 ...........................       489      128,071,843.77        42.18
360 ...........................       463      119,519,824.81        39.36
478 ...........................         3          678,779.03         0.22
479 ...........................         2          597,424.97         0.20
                                  ----------------------------------------------
   Total:                           1,165     $303,634,771.43       100.00%
                                  ==============================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group 2 Mortgage Loans was approximately 360 months.

           Geographic Distribution of the Mortgaged
           Properties for the Group 2 Mortgage Loans
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
                      Group 2       Principal        Group 2
                      Mortgage       Balance         Mortgage
 Geographic Area       Loans       Outstanding        Loans
--------------------------------------------------------------
Alabama..........           3    $    509,547.77       0.17%
Arizona..........          18       3,724,309.64       1.23
Arkansas.........           1         184,800.00       0.06
California.......         423     130,342,683.76      42.93
Colorado.........          20       4,163,470.70       1.37
Connecticut......          11       2,409,761.86       0.79
Delaware.........           2         459,966.18       0.15
District of
Columbia.........           7       1,928,959.91       0.64
Florida..........         145      31,023,386.70      10.22
Georgia..........          12       2,198,234.94       0.72
Hawaii...........          11       3,993,783.21       1.32
Idaho............           5       1,212,844.57       0.40
Illinois.........          29       6,707,415.79       2.21
Indiana..........           5         907,317.61       0.30
Iowa.............           1         165,000.00       0.05
Kansas...........           2         154,644.92       0.05
Kentucky.........           2         261,772.17       0.09
Louisiana........           3         451,640.33       0.15
Maine............           4         919,920.00       0.30
Maryland.........          46      12,460,304.61       4.10
Massachusetts....          22       5,779,825.87       1.90
Michigan.........          17       2,314,964.82       0.76
Minnesota........          15       2,849,769.01       0.94
Mississippi......           1         171,605.98       0.06
Missouri.........           8       1,523,784.10       0.50
Nevada...........          41       9,580,513.08       3.16
New Hampshire....           3         709,757.86       0.23
New Jersey.......          71      18,601,803.90       6.13
New Mexico.......           2         296,465.58       0.10
New York.........          52      16,239,106.65       5.35
North Carolina...           4         677,614.16       0.22
Ohio.............          10       2,032,684.77       0.67
Oregon...........          12       2,803,943.69       0.92
Pennsylvania.....          14       2,204,785.00       0.73
Rhode Island.....           5       1,006,453.88       0.33
South Carolina...           4         666,127.12       0.22
Tennessee........           2         699,000.00       0.23
Texas............          18       2,773,464.48       0.91
Utah.............           5         961,994.96       0.32
Vermont..........           2         388,557.86       0.13
Virginia.........          76      19,841,391.21       6.53
Washington.......          27       6,595,273.76       2.17
West Virginia....           1         264,991.55       0.09
Wisconsin........           2         323,466.51       0.11
Wyoming..........           1         147,660.96       0.05
                     -----------------------------------------
     Total:             1,165    $303,634,771.43     100.00%
                     =========================================

 Mortgagors' FICO Credit Scores for the Group 2 Mortgage Loans (1)
------------------------------------------------------------------

                                                       Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate          of the
                       Group 2        Principal         Group 2
 Range of FICO         Mortgage        Balance         Mortgage
 Credit Scores          Loans        Outstanding         Loans
-----------------------------------------------------------------
620 - 639.........        125    $ 32,834,964.12         10.81%
640 - 659.........        157      39,188,582.74         12.91
660 - 679.........        230      60,588,186.26         19.95
680 - 699.........        194      53,125,075.48         17.50
700 - 719.........        127      33,830,841.63         11.14
720 - 739.........        118      30,760,099.01         10.13
740 - 759.........         86      20,706,720.57          6.82
760 - 779.........         80      20,481,104.81          6.75
780 - 799.........         39       9,659,301.48          3.18
800 - 819.........          9       2,459,895.33          0.81
                      -------------------------------------------
     Total:             1,165    $303,634,771.43        100.00%
                      ===========================================

-------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 693.

                 Types of Mortgaged Properties
                for the Group 2 Mortgage Loans
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
                      Group 2       Principal        Group 2
                      Mortgage       Balance         Mortgage
 Property Type         Loans       Outstanding        Loans
--------------------------------------------------------------
Single Family
Residence..........      731     $190,132,534.01      62.62%
Planned Unit
Development (PUD)..      184       48,605,093.50      16.01
Condominium........      163       38,529,032.43      12.69
Two- to
Four-Family
Residence..........       68       22,595,645.16       7.44
Townhouse..........       19        3,772,466.33       1.24
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

             Purpose of the Group 2 Mortgage Loans
--------------------------------------------------------------

                                                      Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                                     Outstanding
                       Number of      Aggregate        of the
                        Group 2       Principal        Group 2
                        Mortgage       Balance         Mortgage
    Loan Purpose         Loans       Outstanding        Loans
----------------------------------------------------------------
Cash Out Refinance...     836    $224,552,300.20        73.95%
Rate/Term
Refinance............     222      56,417,236.89        18.58
Purchase.............     107      22,665,234.34         7.46
                       -----------------------------------------
     Total:             1,165    $303,634,771.43       100.00%
                       =========================================

      Occupancy Types for the Group 2 Mortgage Loans (1)
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
                      Group 2       Principal        Group 2
                      Mortgage       Balance         Mortgage
  Occupancy Type       Loans       Outstanding        Loans
--------------------------------------------------------------
Primary Home......    1,028      $271,120,163.74      89.29%
Investment........      116        27,293,780.18       8.99
Second Home.......       21         5,220,827.51       1.72
                     -----------------------------------------
     Total:           1,165      $303,634,771.43     100.00%
                     =========================================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

     Documentation Programs of the Group 2 Mortgage Loans
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
     Type of          Group 2       Principal        Group 2
  Documentation       Mortgage       Balance         Mortgage
     Program           Loans       Outstanding        Loans
--------------------------------------------------------------
Full/Alternate...        181     $ 39,003,532.18      12.85%
Limited..........          1          198,868.50       0.07
Stated Income....        963      260,026,290.46      85.64
Fast Forward.....         20        4,406,080.29       1.45
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

          Loan Ages of the Group 2 Mortgage Loans (1)
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
                      Group 2       Principal        Group 2
                      Mortgage       Balance         Mortgage
 Loan Age (months)     Loans       Outstanding        Loans
--------------------------------------------------------------
0................        463     $119,519,824.81      39.36%
1................        491      128,669,268.74      42.38
2................        134       35,080,779.61      11.55
3................         44       11,520,406.79       3.79
4................         25        6,901,799.75       2.27
5................          2          519,874.77       0.17
6................          5        1,330,056.34       0.44
7................          1           92,760.62       0.03
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

----------
(1) As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

           Prepayment Charge Term (months) and Type
                 of the Group 2 Mortgage Loans
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
    Prepayment       Number of      Aggregate        of the
      Charge          Group 2       Principal        Group 2
  Term (months)       Mortgage       Balance         Mortgage
     and Type          Loans       Outstanding        Loans
--------------------------------------------------------------
0 Months.........        105     $ 26,701,012.27       8.79%
12 Month-Hard
Prepayment.......        124       35,690,986.30      11.75
24 Month-Hard
Prepayment.......         38       11,670,470.67       3.84
24 Month-Soft
Prepayment.......          1          355,271.54       0.12
36 Month-Hard
Prepayment.......        874      222,959,627.13      73.43
36 Month-Soft
Prepayment.......         23        6,257,403.52       2.06
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

        Gross Margins of the Group 2 Mortgage Loans (1)
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
                      Group 2       Principal        Group 2
  Range of Gross      Mortgage       Balance         Mortgage
    Margins (%)        Loans       Outstanding        Loans
--------------------------------------------------------------
2.001 - 2.500....         19     $  4,757,767.20       1.57%
2.501 - 3.000....        189       48,803,153.56      16.07
3.001 - 3.500....        588      152,327,841.36      50.17
3.501 - 4.000....        353       93,059,682.80      30.65
4.001 - 4.500....         16        4,686,326.51       1.54
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

----------
(1) As of the Cut-off Date, the weighted average gross margin of the Group 2 Mortgage Loans was approximately 3.353% per annum.

    Maximum Mortgage Rates of the Group 2 Mortgage Loans (1)
--------------------------------------------------------------
                                                    Percent of
                                                    Aggregate
                                                    Principal
                                                     Balance
                                                   Outstanding
                     Number of      Aggregate        of the
     Maximum          Group 2       Principal        Group 2
     Mortgage         Mortgage       Balance         Mortgage
     Rates (%)         Loans       Outstanding        Loans
--------------------------------------------------------------
8.575..........            1     $    114,913.15       0.04%
8.950..........            3          709,758.48       0.23
9.450..........            1          324,031.96       0.11
9.700..........            1          247,199.22       0.08
9.950..........        1,098      284,839,429.23      93.81
9.990..........            2          662,360.01       0.22
9.999..........           33        9,505,972.46       3.13
10.200.........            1          127,764.29       0.04
10.450.........            1          296,438.05       0.10
11.200.........            6        1,558,295.62       0.51
11.950.........           17        5,109,549.30       1.68
12.200.........            1          139,059.66       0.05
                     -----------------------------------------
     Total:            1,165     $303,634,771.43     100.00%
                     =========================================

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 9.990% per annum.

    Negative Amortization Limit of the Group 2 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
     Negative          Group 2        Principal         Group 2
   Amortization        Mortgage        Balance          Mortgage
     Limit (%)          Loans        Outstanding         Loans
-----------------------------------------------------------------
110................     1,108     $  289,554,937.32      95.36%
115................        57         14,079,834.11       4.64
                      -------------------------------------------
     Total:             1,165     $  303,634,771.43     100.00%
                      ===========================================

    Next Rate Adjustment Date of the Group 2 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
    Next Rate          Group 2        Principal         Group 2
    Adjustment         Mortgage        Balance          Mortgage
       Date             Loans        Outstanding         Loans
-----------------------------------------------------------------
March 2006.........     1,160     $  302,604,971.43      99.66%
April 2006.........         5          1,029,800.00       0.34
                      -------------------------------------------
     Total:             1,165     $  303,634,771.43     100.00%
                      ===========================================

    Next Payment Adjustment Date of the Group 2 Mortgage Loans
-----------------------------------------------------------------
                                                      Percent of
                                                       Aggregate
                                                       Principal
                                                        Balance
                                                      Outstanding
                      Number of       Aggregate         of the
  Next Payment         Group 2        Principal         Group 2
    Adjustment         Mortgage        Balance          Mortgage
       Date             Loans        Outstanding         Loans
-----------------------------------------------------------------
August 2006........         1     $       92,760.62       0.03%
September 2006.....         5          1,330,056.34       0.44
October 2006.......         2            519,874.77       0.17
November 2006......        25          6,901,799.75       2.27
December 2006......        44         11,520,406.79       3.79
January 2007.......       134         35,080,779.61      11.55
February 2007......       491        128,669,268.74      42.38
March 2007.........       458        118,490,024.81      39.02
April 2007.........         5          1,029,800.00       0.34
                      -------------------------------------------
     Total:             1,165     $  303,634,771.43     100.00%
                      ===========================================

    Initial Fixed Payment Period of the Group 2 Mortgage Loans
-----------------------------------------------------------------
                                                          Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                      Number of                             of the
  Initial Fixed        Group 2           Aggregate         Group 2
  Payment Period       Mortgage      Principal Balance     Mortgage
     (months)           Loans           Outstanding         Loans
--------------------------------------------------------------------
60.................     1,165     $  303,634,771.43        100.00%
                      ----------------------------------------------
     Total:             1,165     $  303,634,771.43        100.00%
                      ==============================================

                            Aggregate Mortgage Loans

          Mortgage Rates for the Mortgage Loans (1)
----------------------------------------------------------------
                                                      Percent of
                                                      Aggregate
                                                      Principal
                                                      Balance
                                     Aggregate       Outstanding
                     Number of       Principal          of the
Range of Mortgage    Mortgage         Balance          Mortgage
    Rates (%)          Loans        Outstanding         Loans
----------------------------------------------------------------
0.751 - 1.000.....           3   $      750,500.00       0.04%
1.001 - 1.250.....       1,383      451,729,508.13      25.80
1.251 - 1.500.....           8        2,667,900.00       0.15
1.501 - 1.750.....          38       15,424,404.00       0.88
1.751 - 2.000.....           4        1,572,875.00       0.09
2.001 - 2.250.....         716      218,404,668.71      12.48
2.251 - 2.500.....          29       10,245,161.00       0.59
2.501 - 2.750.....           3          549,010.00       0.03
3.001 - 3.250.....          31        6,469,900.00       0.37
3.251 - 3.500.....           3          605,500.00       0.03
3.501 - 3.750.....           1          262,500.00       0.01
5.251 - 5.500.....           1          607,106.01       0.03
5.501 - 5.750.....          12        6,667,682.15       0.38
5.751 - 6.000.....           8        4,519,492.52       0.26
6.001 - 6.250.....          61       29,413,475.22       1.68
6.251 - 6.500.....         231       90,999,889.31       5.20
6.501 - 6.750.....         484      170,723,473.07       9.75
6.751 - 7.000.....         703      243,912,846.00      13.93
7.001 - 7.250.....         904      280,107,693.04      16.00
7.251 - 7.500.....         542      165,029,216.35       9.43
7.501 - 7.750.....         104       34,018,228.69       1.94
7.751 - 8.000.....          21        8,247,865.56       0.47
8.001 - 8.250.....          21        7,643,126.18       0.44
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

----------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans was approximately 4.776%.

              Current Principal Balances for the Mortgage Loans (1)
------------------------------------------------------------------------------
                                                                   Percent of
                                                                   Aggregate
                                                                   Principal
                                                                   Balance
                                                  Aggregate        Outstanding
                                 Number of        Principal         of the
   Range of Current              Mortgage          Balance         Mortgage
Principal Balances ($)             Loans         Outstanding         Loans
------------------------------------------------------------------------------
0.01 - 50,000.00...... .......           5   $       249,696.79       0.01%
50,000.01 - 100,000.00 .......         103         8,354,530.55       0.48
100,000.01 - 150,000.00 ......         418        53,264,019.11       3.04
150,000.01 - 200,000.00 ......         677       120,350,183.71       6.87
200,000.01 - 250,000.00 ......         727       164,739,674.53       9.41
250,000.01 - 300,000.00 ......         731       201,750,462.68      11.52
300,000.01 - 350,000.00 ......         671       218,297,784.29      12.47
350,000.01 - 400,000.00 ......         595       224,585,825.87      12.83
400,000.01 - 450,000.00 ......         407       173,325,075.13       9.90
450,000.01 - 500,000.00 ......         335       159,879,343.08       9.13
500,000.01 - 550,000.00 ......         195       102,135,601.24       5.83
550,000.01 - 600,000.00 ......         132        75,873,467.36       4.33
600,000.01 - 650,000.00 ......         134        84,634,147.69       4.83
650,000.01 - 700,000.00 ......          35        23,746,823.87       1.36
700,000.01 - 750,000.00 ......          28        20,234,036.89       1.16
750,000.01 - 800,000.00 ......          17        13,402,417.81       0.77
800,000.01 - 850,000.00 ......          15        12,394,958.44       0.71
850,000.01 - 900,000.00 ......          19        16,790,061.26       0.96
900,000.01 - 950,000.00 ......           9         8,296,753.08       0.47
950,000.01 - 1,000,000.00 ....          29        28,411,509.25       1.62
1,000,000.01 - 1,250,000.00 ..          12        13,394,546.91       0.77
1,250,000.01 - 1,500,000.00 ..          10        13,935,556.04       0.80
1,500,000.01 - 1,750,000.00 ..           3         4,913,430.98       0.28
1,750,000.01 - 2,000,000.00 ..           4         7,612,114.38       0.43
                                 ---------------------------------------------
   Total:                            5,311   $ 1,750,572,020.94     100.00%
                                 =============================================

----------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $329,613.

    Original Loan-to-Value Ratios for the Mortgage Loans (1)
----------------------------------------------------------------
                                                     Percent of
                                                     Aggregate
                                                     Principal
                                                      Balance
                                     Aggregate       Outstanding
Range of Original    Number of       Principal         of the
  Loan-To-Value      Mortgage         Balance         Mortgage
    Ratios (%)         Loans        Outstanding        Loans
----------------------------------------------------------------
0.000 - 50.000....         327   $   78,590,557.09       4.49%
50.001 - 60.000...         347      103,026,230.12       5.89
60.001 - 70.000...         936      324,143,864.25      18.52
70.001 - 75.000...       1,034      349,140,297.35      19.94
75.001 - 80.000...       2,554      866,942,983.96      49.52
80.001 - 85.000...          28        7,680,908.34       0.44
85.001 - 90.000...          40        9,575,560.13       0.55
90.001 - 95.000...          44       11,255,441.52       0.64
95.001 - 100.000..           1          216,178.18       0.01
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.15%.

        Original Term to Maturity for the Mortgage Loans
----------------------------------------------------------------
                                                       Percent
                                                         of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                     Aggregate       Outstanding
                     Number of       Principal          of the
Original Term to      Mortgage        Balance          Mortgage
Maturity (Months)      Loans        Outstanding         Loans
----------------------------------------------------------------
360................      5,184   $1,701,519,807.31      97.20%
480................        127       49,052,213.63       2.80
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

  Remaining Terms to Stated Maturity for the Mortgage Loans (1)
----------------------------------------------------------------
                                                     Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                     Aggregate       Outstanding
                     Number of       Principal         of the
Remaining Terms to    Mortgage        Balance         Mortgage
 Maturity (months)     Loans        Outstanding         Loans
-------------------- -------------------------------------------
352...............           3   $    1,886,154.97       0.11%
353...............           4          713,463.94       0.04
354...............          13        4,887,594.62       0.28
355...............          14        7,055,043.02       0.40
356...............          84       31,870,073.41       1.82
357...............         194       66,253,914.02       3.78
358...............         585      209,224,605.39      11.95
359...............       2,145      698,076,106.10      39.88
360...............       2,142      681,552,851.84      38.93
475...............           1          653,487.01       0.04
476...............           4        1,200,940.13       0.07
477...............           4        1,720,764.04       0.10
478...............          34       16,392,055.41       0.94
479...............           7        1,955,892.04       0.11
480...............          77       27,129,075.00       1.55
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

----------
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 362 months.

     Geographic Distribution of the Mortgaged Properties
                   for the Mortgage Loans
----------------------------------------------------------------
                                                     Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                     Aggregate       Outstanding
                     Number of       Principal         of the
                      Mortgage        Balance         Mortgage
  Geographic Area      Loans        Outstanding         Loans
----------------------------------------------------------------
Alabama............          9   $    2,413,561.17      0.14%
Alaska.............          4        1,423,029.33      0.08
Arizona............        112       27,815,508.86      1.59
Arkansas...........          4          850,880.57      0.05
California.........      2,314      892,944,619.89     51.01
Colorado...........         65       16,626,828.21      0.95
Connecticut........         59       18,735,894.69      1.07
Delaware...........         19        3,293,733.22      0.19
District Of
Columbia...........         25        8,290,067.94      0.47
Florida............        637      163,061,403.55      9.31
Georgia............         62       16,484,886.43      0.94
Hawaii.............         53       20,644,444.11      1.18
Idaho..............         13        2,479,943.80      0.14
Illinois...........         84       22,749,128.37      1.30
Indiana............         17        3,538,947.84      0.20
Iowa...............          1          165,000.00      0.01
Kansas.............          3          262,644.92      0.02
Kentucky...........          4          582,063.99      0.03
Louisiana..........          5          819,479.31      0.05
Maine..............         15        3,383,595.65      0.19
Maryland...........        171       56,450,612.49      3.22
Massachusetts......         94       28,579,426.93      1.63
Michigan...........         48        8,876,037.58      0.51
Minnesota..........         40        9,706,092.20      0.55
Mississippi........          3          919,546.26      0.05
Missouri...........         34        7,598,417.28      0.43
Montana............          5          843,567.01      0.05
Nevada.............        143       40,353,230.54      2.31
New Hampshire......         16        4,612,914.25      0.26
New Jersey.........        331      102,162,590.19      5.84
New Mexico.........         10        1,935,613.23      0.11
New York...........        236       85,828,138.93      4.90
North Carolina.....         13        2,865,542.93      0.16
North Dakota.......          1          191,200.00      0.01
Ohio...............         25        5,409,384.33      0.31
Oklahoma...........          1          573,739.32      0.03
Oregon.............         37       10,865,268.78      0.62
Pennsylvania.......         54       11,259,424.47      0.64
Rhode Island.......         30        8,018,634.45      0.46
South Carolina.....         16        3,496,115.33      0.20
South Dakota.......          2          416,648.27      0.02
Tennessee..........          6        1,536,197.12      0.09
Texas..............         44        8,871,596.32      0.51
Utah...............         24        5,911,739.56      0.34
Vermont............          5        1,342,746.28      0.08
Virginia...........        326      111,364,835.02      6.36
Washington.........         79       21,063,389.12      1.20
West Virginia......          3          787,991.55      0.05
Wisconsin..........          6        1,750,555.13      0.10
Wyoming............          3          415,164.22      0.02
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94    100.00%
                     ===========================================

    Mortgagors' FICO Credit Scores for the Mortgage Loans (1)
----------------------------------------------------------------
                                                     Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                                     Outstanding
                     Number of       Aggregate         of the
   Range of FICO      Mortgage   Principal Balance    Mortgage
   Credit Scores       Loans        Outstanding         Loans
----------------------------------------------------------------
620 - 639.........         387   $  120,912,443.14       6.91%
640 - 659.........         594      190,325,560.58      10.87
660 - 679.........       1,059      357,662,367.02      20.43
680 - 699.........         885      298,960,031.59      17.08
700 - 719.........         714      235,525,136.43      13.45
720 - 739.........         558      185,661,535.10      10.61
740 - 759.........         467      152,249,945.78       8.70
760 - 779.........         380      129,284,841.14       7.39
780 - 799.........         206       63,776,056.37       3.64
800 - 819.........          61       16,214,103.79       0.93
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 699.

     Types of Mortgaged Properties for the Mortgage Loans
----------------------------------------------------------------
                                                     Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                                     Outstanding
                     Number of      Aggregate           of the
                      Mortgage   Principal Balance     Mortgage
   Property Type       Loans        Outstanding         Loans
-----------------------------------------------------------------
Single Family            3,547   $1,164,835,688.44      66.54%
Residence..........
Planned Unit
Development (PUD)..        919      332,128,683.26      18.97
Condominium........        535      148,628,485.95       8.49
Two- to
Four-Family
Residence..........        238       83,020,654.52       4.74
Townhouse..........         72       21,958,508.77       1.25
                     --------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ============================================

                 Purpose of the Mortgage Loans
----------------------------------------------------------------
                                                     Percent of
                                                      Aggregate
                                                      Principal
                                                       Balance
                                                     Outstanding
                     Number of      Aggregate          of the
                      Mortgage   Principal Balance    Mortgage
   Loan Purpose        Loans       Outstanding          Loans
----------------------------------------------------------------
Cash Out Refinance       3,407   $1,070,041,476.66      61.13%
Purchase..........       1,017      374,854,017.74      21.41
Rate/Term Refinance        887      305,676,526.54      17.46
                     -------------------------------------------
     Total:              5,311   $1,750,572,020.94     100.00%
                     ===========================================

                   Occupancy Types for the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                         Number of       Aggregate          of the
                         Mortgage    Principal Balance     Mortgage
    Occupancy Type         Loans        Outstanding         Loans
--------------------------------------------------------------------
Primary Home ........        4,938   $1,654,881,271.56       94.53%
Investment ..........          302       77,488,464.67        4.43
Second Home .........           71       18,202,284.71        1.04
                        --------------------------------------------
   Total:                    5,311   $1,750,572,020.94      100.00%
                        ============================================
--------------------------------------------------------------------------------
(1) Based upon representations of the related mortgagors at the time of origination.

                  Documentation Programs of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
       Type of           Number of       Aggregate          of the
    Documentation        Mortgage    Principal Balance     Mortgage
       Program             Loans        Outstanding         Loans
--------------------------------------------------------------------
Full/Alternate ......          638   $  173,682,039.25        9.92%
Limited .............            3          490,387.51        0.03
Stated Income .......        3,218    1,122,110,539.49       64.10
Reduced .............           60       15,716,070.61        0.90
No Documentation ....           99       36,913,477.75        2.11
No Income/No Asset ..        1,279      396,562,976.03       22.65
No Ratio ............           14        5,096,530.30        0.29
                        --------------------------------------------
   Total:                    5,311   $1,750,572,020.94      100.00%
                        ============================================

                       Loan Ages of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                         Number of       Aggregate          of the
                         Mortgage    Principal Balance     Mortgage
  Loan Age (months)        Loans        Outstanding         Loans
--------------------------------------------------------------------
0 ...................        2,219   $  708,681,926.84       40.48%
1 ...................        2,152      700,031,998.14       39.99
2 ...................          619      225,616,660.80       12.89
3 ...................          198       67,974,678.06        3.88
4 ...................           88       33,071,013.54        1.89
5 ...................           15        7,708,530.03        0.44
6 ...................           13        4,887,594.62        0.28
7 ...................            4          713,463.94        0.04
8 ...................            3        1,886,154.97        0.11
                        --------------------------------------------
   Total:                    5,311   $1,750,572,020.94      100.00%
                        ============================================
--------------------------------------------------------------------------------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

         Prepayment Charge Term (months) and Type of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
  Prepayment Charge      Number of       Aggregate          of the
    Term (months)        Mortgage    Principal Balance     Mortgage
       and Type            Loans        Outstanding         Loans
--------------------------------------------------------------------
0 Month- ............          465   $  166,306,353.50        9.50%
12 Month-Hard
Prepayment ..........          567      221,749,124.67       12.67
12 Month-Soft
Prepayment ..........            2          878,743.87        0.05
24 Month-Hard
Prepayment ..........          155       53,571,034.55        3.06
24 Month-Soft
Prepayment ..........            2          778,403.93        0.04
36 Month-Hard
Prepayment ..........        4,000    1,262,224,669.21       72.10
36 Month-Soft
Prepayment ..........          116       44,008,317.92        2.51
60 Month-Hard
Prepayment ..........            3          820,890.57        0.05
60 Month-Soft
Prepayment ..........            1          234,482.72        0.01
                        --------------------------------------------
   Total:                    5,311   $1,750,572,020.94      100.00%
                        ============================================

                     Gross Margins of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                         Number of       Aggregate          of the
    Range of Gross       Mortgage    Principal Balance     Mortgage
     Margins (%)           Loans        Outstanding         Loans
--------------------------------------------------------------------
1.501 - 2.000 .......            9   $    5,694,386.90        0.33%
2.001 - 2.500 .......           87       37,870,830.16        2.16
2.501 - 3.000 .......          885      335,021,152.99       19.14
3.001 - 3.500 .......        2,858      923,011,485.48       52.73
3.501 - 4.000 .......        1,386      417,763,946.26       23.86
4.001 - 4.500 .......           85       31,011,291.09        1.77
4.501 - 5.000 .......            1          198,928.06        0.01
                        --------------------------------------------
   Total:                    5,311   $1,750,572,020.94      100.00%
                        ============================================
--------------------------------------------------------------------------------
(1) As of the Cut-off Date, the weighted average gross margin of the Mortgage Loans was approximately 3.308% per annum.

         Maximum Mortgage Rates of the Mortgage Loans(1)
--------------------------------------------------------------------------------
                                                          Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                         Number of       Aggregate          of the
  Maximum Mortgage        Mortgage   Principal Balance     Mortgage
     Rates (%)             Loans        Outstanding         Loans
--------------------------------------------------------------------
7.250................            1   $      674,250.00        0.04%
7.450................            1          368,000.00        0.02
8.325................            3          664,749.62        0.04
8.575................            1          114,913.15        0.01
8.700................            2          886,813.59        0.05
8.950................            7        1,696,926.01        0.10
9.000................            2        1,388,958.23        0.08
9.450................            6        2,545,143.77        0.15
9.650................            1          346,500.00        0.02
9.700................            1          247,199.22        0.01
9.900................            1          297,546.27        0.02
9.950................        4,888    1,590,153,773.34       90.84
9.990................           12        4,058,447.16        0.23
9.999................          201       74,404,069.56        4.25
10.000...............            1          448,000.00        0.03
10.150...............            1          278,000.00        0.02
10.200...............            5          754,838.60        0.04
10.450...............            1          296,438.05        0.02
10.950...............            5        1,991,911.48        0.11
11.200...............           10        4,093,622.55        0.23
11.300...............            1          644,034.46        0.04
11.325...............            2          211,408.00        0.01
11.450...............            1          397,890.20        0.02
11.700...............            1          223,397.46        0.01
11.950...............          119       47,630,945.36        2.72
12.150...............            1          239,528.72        0.01
12.200...............            3          609,108.34        0.03
12.500...............           33       14,905,607.80        0.85
                        ------------------------------------------
     Total:               5,311      $1,750,572,020.94      100.00%
                        ==========================================

--------------------------------------------------------------------------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 10.029% per annum.

        Negative Amortization Limit of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
     Negative            Number of       Aggregate          of the
  Amortization            Mortgage   Principal Balance     Mortgage
    Limit (%)              Loans        Outstanding         Loans
--------------------------------------------------------------------
110..................        5,145   $1,689,451,478.94      96.51%
115..................          166       61,120,542.00       3.49
                        --------------------------------------------
     Total:                  5,311   $1,750,572,020.94     100.00%
                        ============================================

         Next Rate Adjustment Date of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
     Next Rate           Number of       Aggregate          of the
     Adjustment           Mortgage   Principal Balance     Mortgage
        Date               Loans        Outstanding         Loans
--------------------------------------------------------------------
March 2006...........        5,281   $1,741,648,803.94       99.49%
April 2006...........           30        8,923,217.00        0.51
                        --------------------------------------------
     Total:                  5,311   $1,750,572,020.94      100.00%
                        ============================================

        Next Payment Adjustment Date of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
    Next Payment         Number of       Aggregate          of the
     Adjustment           Mortgage   Principal Balance     Mortgage
        Date               Loans        Outstanding         Loans
--------------------------------------------------------------------
July 2006............            3   $    1,886,154.97        0.11%
August 2006..........            4          713,463.94        0.04
September 2006.......           12        4,363,300.12        0.25
October 2006.........           15        7,708,530.03        0.44
November 2006........           82       31,605,720.44        1.81
December 2006........          190       65,508,304.30        3.74
January 2007.........          550      206,364,723.28       11.79
February 2007........        1,549      519,911,681.21       29.70
March 2007...........        1,484      481,881,729.13       27.53
April 2007...........           24        7,053,397.00        0.40
September 2010.......            1          524,294.50        0.03
November 2010........            6        1,465,293.10        0.08
December 2010........            8        2,466,373.76        0.14
January 2011.........           69       19,251,937.52        1.10
February 2011........          603      180,120,316.93       10.29
March 2011...........          705      217,876,980.71       12.45
April 2011...........            6        1,869,820.00        0.11
                        -------------------------------------------
     Total:                  5,311   $1,750,572,020.94     100.00%
                        ===========================================

        Initial Fixed Payment Period of the Mortgage Loans
--------------------------------------------------------------------------------
                                                         Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
   Initial Fixed         Number of       Aggregate          of the
  Payment Period          Mortgage   Principal Balance     Mortgage
     (months)              Loans        Outstanding         Loans
--------------------------------------------------------------------
12...................        3,913   $1,326,997,004.42       75.80%
60...................        1,398      423,575,016.52       24.20
                        -------------------------------------------
     Total:                  5,311   $1,750,572,020.94      100.00%
                        ===========================================

               Percentage of each Loan Group of the Mortgage Loans
--------------------------------------------------------------------------------
                                                          Percent of
                                                          Aggregate
                                                          Principal
                                                           Balance
                                                         Outstanding
                         Number of       Aggregate          of the
                          Mortgage   Principal Balance     Mortgage
    Loan Group             Loans        Outstanding         Loans
--------------------------------------------------------------------
1....................        4,146    1,446,937,249.51       82.66%
2....................        1,165      303,634,771.43       17.34
                        --------------------------------------------
     Total:                  5,311   $1,750,572,020.94      100.00%
                        ============================================

                    THE CERTIFICATE GUARANTY INSURANCE POLICY
                           AND THE CERTIFICATE INSURER

      The Policy

      On the closing date, Ambac Assurance Corporation (the "Certificate Insurer") will issue the certificate guaranty insurance policy (the "Policy") in favor of the Trustee on behalf of the holders of the Class 1-A-3B and Class 2-A-2 Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

      The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Class 1-A-3B and Class 2-A-2 Certificates. The Certificate Insurer will pay Insured Amounts that are Due for Payment to the Trustee on the later of (1) the Distribution Date the Insured Amount is distributable to the holders of the Class 1-A-3B or Class 2-A-2 Certificates under the pooling and servicing agreement, and (2) the second business day following the business day the Certificate Insurer shall have received telephonic or telegraphic notice, the original of which is sent by registered or certified mail, from the trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

      The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Class 1-A-3B or Class 2-A-2 Certificates, regardless of whether those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made, regardless of any acceleration of the Class 1-A-3B or Class 2-A-2 Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

      For purposes of the Policy, a holder does not and may not include any of the trustee, the seller, the depositor or the Servicer.

      The Policy will not cover shortfalls, if any, attributable, to net interest shortfalls, Net Rate Carryover, Net Deferred Interest or Deferred Interest, nor does the Policy guarantee to the holders of the Class 1-A-3B or Class 2-A-2 Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC, the trustee or any holder of a Class 1-A-3B or Class 2-A-2 Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than Nonpayment, including the failure of the trustee to make any payment required under the pooling and servicing agreement to the holders of the Class 1-A-3B or Class 2-A-2 Certificates. The Policy will not provide credit enhancement for any class of certificates other than the Class 1-A-3B or Class 2-A-2 Certificates.

      No person other than the Trustee shall be entitled to present the Notice.

      The Certificate Insurer will be subrogated to the rights of each holder of the Class 1-A-3B or Class 2-A-2 Certificates to the extent of any payment by the Certificate Insurer under the Policy.

      The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Class 1-A-3B and Class 2-A-2 Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for that Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the pooling and servicing agreement.

      The Policy and the obligation of the Certificate Insurer under the Policy will terminate without any action on the part of the Certificate Insurer or any other person following the later to occur of (x) the date that is one year and one day following the date on which all amounts required to be paid on the related classes of certificates have been paid in full and (y) any proceeding referenced in the immediately following paragraph that has been commenced on or prior to that date specified in clause (x) of this paragraph, the 30th day following the entry of a final, non-appealable order in resolution or settlement of such proceeding. Upon termination of the Policy, the trustee will deliver the original of that Policy to the Certificate Insurer.

      Pursuant to the Policy, the Certificate Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the Certificate Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee, or holder of a Class 1-A-3B or Class 2-A-2 Certificate, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a Class 1-A-3B or Class 2-A-2 Certificate (the "Order"),
(ii) a notice by or on behalf of the Trustee or holder of a Class 1-A-3B or Class 2-A-2 Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the trustee or holder of a Class 1-A-3B or Class 2-A-2 Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of the trustee or such holder relating to or arising under the pooling and servicing agreement against the trust fund or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Policy) appropriately completed and executed by the trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received the following business day; provided further, that the Certificate Insurer will not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class 1-A-3B or Class 2-A-2 Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the trustee or to the holders of the Class 1-A-3B or Class 2-A-2 Certificates directly, unless a holder of a Class 1-A-3B or Class 2-A-2 Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay to the trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      As used in the Policy, the following terms shall have the following meanings:

      "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the state of California, the state of New York or the cities in which the corporate trust office of the trustee is located, are authorized or obligated by law or executive order to be closed.

      "Deficiency Amount" with respect to:

      (A) each Distribution Date prior to the Last Scheduled Distribution Date and the Class 1-A-3B and Class 2-A-2 Certificates, an amount equal to the sum of
(i) the excess, if any, of (a) the amount of current interest on the Class 1-A-3B or Class 2-A-2 Certificates net (without duplication) of any interest shortfalls resulting from net interest shortfalls, Net Rate Carryover, Net Deferred Interest or Deferred Interest over (b) the Class 1-A-3B Available Funds or the Class 2-A-2 Available Funds for that Distribution Date, and (ii) the amount of Realized Losses allocable to the Class 1-A-3B or Class 2-A-2 Certificates; and

      (B) the Last Scheduled Distribution Date and the Class 1-A-3B and Class 2-A-2 Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of current interest on the Class 1-A-3B or Class 2-A-2 Certificates net (without duplication) of any interest shortfalls resulting from net interest shortfalls, Net Rate Carryover, Net Deferred Interest or Deferred Interest over
(b) the Class 1-A-3B Available Funds or the Class 2-A-2 Available Funds for that Distribution Date and (ii) the excess, if any, of the Class Certificate Balance of all outstanding Class 1-A-3B and Class 2-A-2 Certificates due on such Last Scheduled Distribution Date after taking into account all payments to be made to the Class 1-A-3B and Class 2-A-2 Certificates on that date.

      "Class 1-A-3B Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the pooling and servicing agreement to make distributions on the Class 1-A-3B Certificates on that Distribution Date, other than any Insured Amounts.

      "Class 2-A-2 Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the pooling and servicing agreement to make distributions on the Class 2-A-2 Certificates on that Distribution Date, other than any Insured Amounts.

      "Due for Payment" means, with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the pooling and servicing agreement.

      "Insured Amounts" means, with respect to any Distribution Date and either the Class 1-A-3B or Class 2-A-2 Certificates, the Deficiency Amount for that Distribution Date.

      "Insured Payments" means, with respect to any Distribution Date and either the Class 1-A-3B or Class 2-A-2 Certificates, the aggregate amount actually paid by the Certificate Insurer to the trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

      "Late Payment Rate" means, for any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class 1-A-3B and Class 2-A-2 Certificates and
(ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate will be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Nonpayment" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the pooling and servicing agreement.

      "Preference Amount" means any amount payable on the Class 1-A-3B or Class 2-A-2 Certificates, which would have been covered under the terms of the Policy as an Insured Amount, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

      "Reimbursement Amount" means, as to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to that Distribution Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made.

      The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 1-A-3B or Class 2-A-2 Certificates.

      The Policy is issued under and will be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

      IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates and will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap contract referred to in this free writing prospectus.

      The Mortgage Pass-Through Certificates, Series 2006-AR2 will consist of the Class 1-A-1A, Class 1-A-1B, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class P, Class C and Class R Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P, Class C and Class R Certificates (all of which are together referred to as the "private certificates") are not offered by this free writing prospectus.

      When describing the offered certificates in this free writing prospectus, we use the following terms:

        Designation                                     Classes of Certificates
----------------------------------------------------------------------------------------------------------
    Senior Certificates        Class 1-A-1A, Class 1-A-1B, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class
                                                   2-A-1 and Class 2-A-2 Certificates

 Subordinated Certificates    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                                  Class M-8 and Class M-9 Certificates

    LIBOR Certificates                    Senior Certificates and the Subordinated Certificates

Group 1 Senior Certificates      Class 1-A-1A, Class 1-A-1B, Class 1-A-2, Class 1-A-3A and Class 1-A-3B
                                                              Certificates

Group 2 Senior Certificates                     Class 2-A-1 and Class 2-A-2 Certificates

   Offered Certificates                                    LIBOR Certificates

The certificates are generally referred to as the following types:

           Class                                     Type
--------------------------------------------------------------------------------
Class 1-A-1A Certificates:     Senior/ Floating Pass-Through Rate/Super Senior
Class 1-A-1B Certificates:     Senior/ Floating Pass-Through Rate/Super Senior
Class 1-A-2 Certificates:        Senior/ Floating Pass-Through Rate/Support
Class 1-A-3A Certificates:       Senior/ Floating Pass-Through Rate/Support
Class 1-A-3B Certificates:       Senior/ Floating Pass-Through Rate/Support
Class 2-A-1 Certificates:      Senior/ Floating Pass-Through Rate/Super Senior
Class 2-A-2 Certificates:        Senior/ Floating Pass-Through Rate/Support
Subordinated Certificates:         Subordinate/ Floating Pass-Through Rate
Class P Certificates:                        Prepayment Charges
Class C Certificates:                             Residual
Class R Certificates:                          REMIC Residual

      The Class C, Class P and Class R Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

      The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

   o all amounts previously distributed to holders of certificates of that class as payments of principal,

   o  the amount of Applied Realized Loss Amounts allocated to that class, and and, increased by

   o the amount of Net Deferred Interest allocated to that class of certificates;

      provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

      If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the Offered Certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the Subordinated Certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in a loan group will then be allocated to the Senior Certificates as follows:

      (a) with respect to Realized Losses on Group 1 Mortgage Loans, in the following priority:

      (i) first, to Class 1-A-3A and Class 1-A-3B Certificates, pro rata; provided, that any losses allocated to the Class 1-A-3B Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus;

      (ii)  second, to Class 1-A-2 Certificates; and

      (iii) third, to Class 1-A-1A and Class 1-A-1B Certificates, pro rata; and

      (b) with respect to Realized Losses on Group 2 Mortgage Loans, to the Class 2-A-2 Certificates; provided that any losses allocated to the Class 2-A-2 Certificates will be reimbursed by the certificate guaranty insurance policy to the extent described in this free writing prospectus. Any losses on the Group 2 Mortgage Loans will not be allocated to the Class 2-A-1 Certificates until the final scheduled Distribution Date.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders and the Certificate Insurer. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Mortgage Assets--Deposits to Certificate Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders and the Certificate Insurer. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date and the prepayment charges and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "The Trustee" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Swap Account and the Cap Account

      The Swap Trustee, in its capacity as trustee of the Swap Trust, will establish and maintain a swap account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for loan group 1 and loan group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for loan group 1 and loan group 2 for that Distribution Date) that are to be remitted to the Swap Trustee for payment to the Swap Counterparty, as well as any amounts received from the Swap Trustee in respect of the Swap Contract, each as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Trustee or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract."

      The Cap Trustee, in its capacity as trustee of the Cap Trust, will establish and maintain a cap account (the "Cap Account") on behalf of the holders of the Class 1-A-1B, Class 2-A-1 and Class 2-A-2 Certificates. With respect to each Distribution Date, the Cap Trustee will make a withdrawal from the Cap Account for remittance to the Trustee for distribution to the holders of the Class 1-A-1B, Class 2-A-1 and Class 2-A-2 Certificates, as the case may be, as described below under "-- The Swap Contract."

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

      The Swap Account and Carryover Reserve Fund. Funds in the Swap Account, Cap Account and Carryover Reserve Fund will not be invested.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  Type / Recipient (1)             Amount             General Purpose            Source (2)                       Frequency
------------------------  -------------------------  -----------------  ----------------------------  ---------------------
Fees

Servicing Fee / Servicer  0.375% per annum of the    Compensation       Interest collected with                     Monthly
                          Stated Principal Balance                      respect to each Mortgage
                          of each Mortgage Loan (3)                     Loan and any Liquidation
                                                                        Proceeds or Subsequent
                                                                        Recoveries that are
                                                                        allocable to accrued and
                                                                        unpaid interest (4)

Additional Servicing      o All late payment fees,   Compensation       Payments made by obligors              Time to time
Compensation / Servicer     assumption fees and                         with respect to the
                            other similar charges                       Mortgage Loans
                            (excluding prepayment
                            charges)

                          o All investment income    Compensation       Investment income related                   Monthly
                            earned on amounts on                        to the Certificate Account
                            deposit in the                              and the Distribution Account
                            Certificate Account and
                            Distribution Account.

                          o Excess Proceeds (5)      Compensation       Liquidation Proceeds and               Time to time
                                                                        Subsequent Recoveries

Trustee Fee / trustee     0.0014% per annum of the   Compensation       Interest Remittance Amount                  Monthly
                          Stated Principal Balance
                          of each Mortgage Loan

Class 1-A-3B and Class    Class 1-A-3B and Class     Insurance Premium  Interest Remittance
2-A-2 Certificates        2-A-2 Certificates                            Amount(6)
Premium / Certificate     Premium (6)
Insurer

Expenses

Insurance expenses /      Expenses incurred by the   Reimbursement of   To the extent the expenses             Time to time
Servicer                  Servicer                   Expenses           are covered by an insurance
                                                                        policy with respect to the
                                                                        Mortgage Loan

  Type / Recipient (1)             Amount             General Purpose            Source (2)                       Frequency
------------------------  -------------------------  -----------------  ----------------------------  ---------------------
MTA/LIBOR Swap            Net Swap Payment           To limit Net Rate  Swap Contract                    When LIBOR is less
                                                     Carryovers                                       than MTA plus a fixed
                                                                                                                     margin

Servicing Advances /      To the extent of funds     Reimbursement of   With respect to each                   Time to time
Servicer                  available, the amount of   Expenses           Mortgage Loan, late
                          any Servicing Advances.                       recoveries of the payments
                                                                        of the costs and expenses,
                                                                        Liquidation Proceeds,
                                                                        Subsequent Recoveries,
                                                                        purchase proceeds or
                                                                        repurchase proceeds for
                                                                        that Mortgage Loan (7)

Indemnification           Amounts for which the      Indemnification    Amounts on deposit on the                   Monthly
expenses / the Seller,    seller, the Servicer and                      Certificate Account on any
the Servicer and the      the depositor are                             Distribution Account
depositor                 entitled to                                   Deposit Date, following the
                          indemnification(8)                            transfer to the Distribution
                                                                        Account

Reimbursement Amount /    Class 1-A-3B and Class     Reimbursement of   Interest Remittance Amount             Time to time
Certificate Insurer       2-A-2  Reimbursement       Expenses
                           Amount(9)

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this free writing prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advance on the Mortgage Loan.

(6)   The Class 1-A-3B and Class 2-A-2 Premium Rate is 0.10%.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

(9) The Class 1-A-3B and Class 2-A-2 Preference Amounts are described above in this free writing prospectus under "The Certificate Guaranty Insurance Policy and the Certificate Insurer."

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      The "Interest Remittance Amount" for any Distribution Date and loan group is equal to:

            (a)   the sum, without duplication, of:

                  (1) all interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees,

                  (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the Mortgage Loans in that loan group,

                  (4) amounts paid by the Servicer in respect of Compensating Interest for that loan group, and

                  (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all Advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date,

            plus

            (c) the lesser of (i) the Principal Prepayment Amount for that Distribution Date and (ii) Deferred Interest for that Distribution Date.

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

      The "Principal Remittance Amount" for any Distribution Date and loan group is equal to:

            (a)   the sum, without duplication, of:

                  (1) the principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

                  (2) the Net Prepayments for that loan group and that Distribution Date;

                  (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the Servicer with respect to that Distribution Date and for that loan group;

                  (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group, and

                  (5) all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period minus

            (b) all non-recoverable Advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

      "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

      The "Swap Allocation Percentage" for any Distribution Date and loan group is the percentage set forth in the Swap Table for that Distribution Date.

Interest

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest which has accrued on their Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Senior Certificates, any Interest Carry Forward Amount.

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the applicable Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the applicable Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," from payments under the Corridor Contracts, in the case the Class 1-A-1B, Class 2-A-1 and Class 2-A-2 Certificates, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose.

      Distributions of Interest Funds. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) from the Interest Remittance Amount related to each loan group, pro rata based on the Interest Remittance Amount for that loan group, in the following priority:

      first, to the swap account, the product of (x) the related Swap Allocation Percentage for that Distribution Date and (y) the amount of any Net Swap Payment and any Swap Termination Payment payable to the Swap Counterparty with respect to that Distribution Date (including amounts remaining unpaid from previous Distribution Dates);

      second, to the swap account, the amount of any Net Swap Payment and any Swap Termination Payment payable to the Swap Counterparty with respect to that Distribution Date not paid previously or from the Interest Remittance Amount from the other loan group;

      third, to the Certificate Insurer, the monthly premium due under the Policy with respect to the Class 1-A-3B Certificates, in the case of the Interest Remittance Amount for loan group 1, and the Class 2-A-2 Certificates, in the case of the Interest Remittance Amount for loan group 2;

      fourth, (a) from Interest Funds for loan group 1, in the following priority:

                  (i) to each class of Group 1 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date; provided, however, that if funds available are insufficient to pay such amount, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Interest Carry Forward Amounts due such classes on that Distribution Date; and

                  (ii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A-3B Certificates, plus any other amounts due to the Certificate Insurer to the extent not paid above; and

              (b) from Interest Funds for loan group 2, in the following priority:

                  (i) to each class of Group 2 Senior Certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, pro rata, based on the amount of interest each class is entitled to receive on that Distribution Date; provided, however, that if funds available are insufficient to pay such amount, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Interest Carry Forward Amounts due such classes on that Distribution Date;

                  (ii) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 2A-2 Certificates, plus any other amounts due to the Certificate Insurer to the extent not paid above; and

      (2) the Interest Remittance Amount remaining undistributed for each loan group after distribution pursuant to clause (1) above will be aggregated and distributed in the following priority:

      first, to the Certificate Insurer, the monthly premium due under the Policy with respect to the Class 1-A-3B and Class 2-A-2 Certificates to the extent not paid pursuant to clause (1) above;

      second, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (1) above, based on the amount of interest each of those classes is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each class (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon); provided that Interest Funds remaining after that allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each class is entitled to receive on that Distribution Date will be distributed to each class of Senior Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

      third, to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A-3B and Class 2-A-2 Certificates, plus any other amounts due to the Certificate Insurer to the extent not paid above;

      fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

      fifth, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Remittance Amount remaining undistributed for that Distribution Date.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for that class and Accrual Period, and

      (2)   the applicable Net Rate Cap for that class for that Distribution
Date.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

            Class of LIBOR Certificates                    Pass-Through Margin
            ---------------------------                  -----------------------
                                                           (1)             (2)
                                                         -------        --------
            Class 1-A-1A                                  0.220%         0.440%
            Class 1-A-1B                                  0.210%         0.420%
            Class 1-A-2                                   0.300%         0.600%
            Class 1-A-3A                                  0.330%         0.660%
            Class 1-A-3B                                  0.230%         0.460%
            Class 2-A-1                                   0.210%         0.420%
            Class 2-A-2                                   0.210%         0.420%

            Class of LIBOR Certificates                    Pass-Through Margin
            ---------------------------                  -----------------------
                                                           (1)             (2)
                                                         -------        --------
            Class M-1                                     0.450%         0.675%
            Class M-2                                     0.470%         0.705%
            Class M-3                                     0.510%         0.765%
            Class M-4                                     0.750%         1.125%
            Class M-5                                     0.950%         1.425%
            Class M-6                                     1.750%         2.625%
            Class M-7                                     1.750%         2.625%
            Class M-8                                     1.750%         2.625%
            Class M-9                                     1.750%         2.625%

-------------

      (1) For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

      (2) For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      Definitions Related to Interest Calculations. The "Interest Accrual Period" for each class of Offered Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or February 25, 2006, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date. Interest on the Offered Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

      The "Interest Funds" for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for that Distribution Date.

      "Current Interest," with respect to each class of LIBOR Certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of that class, as applicable, immediately prior to that Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for that Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of

      (i)   the excess of:

            (a) Current Interest for that class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii) interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related expense fee rate.

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

      The "Net Rate Cap" for each Distribution Date and the following classes of certificates is:

      o with respect to the Group 1 Senior Certificates, the product of (A) the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the Group 1 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) over (ii) the sum of the Swap Adjustment Rate and Class 1-A-3B Policy Premium Rate, and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period;

      o with respect to the Group 2 Senior Certificates, the product of (A) the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the Group 2 Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) over (ii) the sum of the Swap Adjustment Rate and Class 2-A-2 Policy Premium Rate for the Group 2 Mortgage Loans, and (B) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Accrual Period; and

      o with respect to the Subordinated Certificates, the weighted average of the Net Rate Caps for the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the Group 1 Senior Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively.

      The "Swap Adjustment Rate" for each Distribution Date and each loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (1) the product of (i) the sum of (a) the Net Swap Payment and
(b) any Swap Termination Payment and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (2) the Swap Allocation Percentage for that loan group and (B) the denominator of which is equal to the Pool Principal Balance in that loan group as of the due date in the prior calendar month.

      The "Class 1-A-3B Policy Premium Rate" for each Distribution Date and loan group is the product of (i) a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (x) 0.10%, (y) 1/12th and (z) the Class Certificate Balance of the Class 1-A-3B Certificates immediately prior to that Distribution Date, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the prior calendar month and (ii) 12.

      The "Class 2-A-2 Policy Premium Rate" for each Distribution Date and loan group is the product of (i) a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (x) 0.10%, (y) 1/12th and (z) the Class Certificate Balance of the Class 2-A-2 Certificates immediately prior to that Distribution Date, and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the prior calendar month and (ii) 12.

      The "Net Rate Carryover" for a class of Offered Certificates on any Distribution Date is the excess of:

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

            (1) the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest that class accrued on that Distribution Date based on the applicable Net Rate Cap,

      plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      Distributions of Funds from the Corridor Contracts.

      On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts received on a Corridor Contract will be deposited in the Cap Account. The Cap Trustee will then disburse these amounts to the Carryover Reserve Fund and then distribute to pay any unpaid Net Rate Carryover to the class of certificate related to that Corridor Contract. Any amounts remaining after this application will be distributed to the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case any early termination payment received by the Cap Trust in respect of the Corridor Contract will be deposited by the Cap Trustee in the Cap Account to cover any Net Rate Carryover on the applicable class of certificates until the Corridor Contract Termination Date. See "Description of the Certificates--The Corridor Contract" and "--Carryover Reserve Fund" below.

      Allocation of Net Deferred Interest

      With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. This excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually (and in some cases only after expiration of a five-year fixed-payment period), or as a result of the application of the Payment Caps, in either case, resulting in negative amortization. See "The Mortgage Loans - General - Mortgage Rate Adjustments" and "--Monthly Payment Adjustments" in this free writing prospectus.

      With respect to each loan group and Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the related Mortgage Loans as described above, over the Principal Prepayment Amount for those Mortgage Loans for that Distribution Date. For each loan group and Distribution Date, the "Principal Prepayment Amount" is equal to the sum of all voluntary principal prepayments received on the related Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Rates. For any Distribution Date and loan group, the "Net Prepayments" for that loan group are equal to the excess, if any, of the (i) Principal Prepayment Amount for that loan group over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the preceding Due Date to the Due Date related to that Distribution Date.

      To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans in a loan group will be allocated among the Offered Certificates, pro rata, according to the Class Certificate Balance of each such class in reduction of the amount of interest otherwise distributable to that class; provided, however, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest for such class for that Distribution Date. To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates. Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates.

      Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of the applicable class of certificates.

      The Corridor Contracts

      DBNTC, as trustee of a separate trust created under the pooling and servicing agreement (the "Cap Trust") will enter into three interest rate corridor transactions with IXIS Financial Products Inc. (the "Corridor Contract Counterparty"), as evidenced by a confirmation between the Cap Trustee, on behalf of the Cap Trust, and the Corridor Contract Counterparty (the "Corridor Contract"). In its capacity as trustee of the Cap Trust, Deutsche Bank National Trust Company is referred to in this free writing prospectus as the "Cap Trustee." The Class 1-A-1B, Class 2-A-1 and Class 2-A-2 Certificates will each have the benefit of one of the Corridor Contracts. Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement will be incorporated into the Confirmation of that Corridor Contract, as if the ISDA Master Agreement had been executed by the Cap Trustee, on behalf of the Cap Trust, and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions.

      With respect to each Corridor Contract and any Distribution Date up to and including the Distribution Date in May 2014 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate, (ii) the Corridor Contract Notional Balance for that Distribution Date and (iii) (x) the number of days in the related Interest Accrual Period divided by (y) 360.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Distribution Date and each Corridor Contract are set forth on Schedule 1 to this free writing prospectus.

      Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the applicable Corridor Contract and the applicable Corridor Contract becoming illegal or subject to certain kinds of taxation.

      If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment to the Cap Trustee, payable in a lump sum to be deposited in the Cap Account and disbursed on future Distribution Dates to the Carryover Reserve Fund to pay Net Rate Carryover Amounts to the holders of the related class of certificates until the related Corridor Contract Termination Date. However, if a termination occurs, we can not give you any assurance that any such termination payment will be owing to the Cap Trustee.

      The certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the certificates are not parties to or beneficiaries under a Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the any Corridor Contract.

Principal

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each loan group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

      (1) For each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) prior to the Stepdown Date or on which a Trigger Event is in effect, until the aggregate Class Certificate Balance of the Certificates equals the Target Amount for that Distribution Date:

            (A)   concurrently:

                  (i) from the Principal Distribution Amount for loan group 1, in the following priority:

                        first, to the Swap Account, the product of (i) the Swap
                  Allocation Percentage for loan group 1 and (ii) any Net Swap Payment and Swap Termination Payment, to the extent not previously paid, or not paid from the Interest Remittance Amount;

                        second, to the Swap Account, the amount of any Net Swap
                  Payment and any Swap Termination Payment payable to the Swap Counterparty with respect to that Distribution Date not paid previously from the Interest Remittance Amount or pursuant to the first clause of (1)(A)(i) above or from loan group 2 in accordance with the first clause of (1)(A)(ii) below;

                        third, to the Group 1 Senior Certificates, pro rata,
                  until their respective Class Certificate Balances are reduced to zero; and

                        fourth, (i) so long as (x) any of the Subordinated
                  Certificates are outstanding, (y) the Overcollateralized Amount exceeds zero or (z) there is Excess Cashflow, from any remaining Principal Distribution Amount for loan group 1, to the Class 2-A-1 and Class 2-A-2 Certificates (after the distribution of the principal distribution amount from loan group 2 as described below), pro rata, until their respective Class Certificate Balances are reduced to zero; or (ii) if (x) the Class Certificate Balances of the Subordinated Certificates have been reduced to zero, (y) the Overcollateralized Amount is zero and (z) there is no Excess Cashflow, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) from the Principal Distribution Amount for loan group 2, in the following priority:

                        first, to the Swap Account, the product of (x) the Swap
                  Allocation Percentage for loan group 2 and (y) any Net Swap Payment and Swap Termination Payment, to the extent not previously paid, or not paid from the Interest Remittance Amount;

                        second, to the Swap Account, the amount of any Net Swap
                  Payment and any Swap Termination Payment payable to the Swap Counterparty with respect to that Distribution Date not paid previously from the Interest Remittance Amount or pursuant to the first clause (1)(A)(i) above or from loan group 1 in accordance with the first clause of (1)(A)(ii) above;

                        third, (i) so long as (x) any of the Subordinated
                  Certificates are outstanding, (y) the Overcollateralized Amount exceeds zero or (z) there is Excess Cashflow,, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; or (ii) if (x) the Class Certificate Balances of the Subordinated Certificates have been reduced to zero, (y) the Overcollateralized Amount is zero and (z) there is no Excess Cashflow, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                        fourth, to the Group 1 Senior Certificates, pro rata,
                  until their respective Class Certificate Balances are reduced to zero; and

            (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, in the following priority:

            (i) to the Swap Account, the product of the (x) related Swap Allocation Percentage for that Distribution Date and (y) the Net Swap Payment and Swap Termination Payment for that loan group, to the extent not previously paid, or not paid from the Interest Remittance Amount;

            (ii) to the Swap Account, the allocable portion of any Net Swap Payment and any Swap Termination Payment for the unrelated loan group payable to the Swap Counterparty with respect to that Distribution Date not paid previously or from the Interest Remittance Amount or pursuant to clause (2)(i) above;

            (iii) (a) for so long as any class of Subordinated Certificates is outstanding, to the Group 1 Senior Certificates (from amounts in loan group 1, except as provided below) and to the Group 2 Senior Certificates (from amounts in loan group 2, except as provided below), in each case in accordance with clause (1), concurrently by Principal Allocation Percentage, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related loan group for that Distribution Date and (y) the Senior Principal Distribution Amount for the related loan group for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of Senior Certificates (in each case in accordance with clause (1), concurrently by Principal Allocation Percentage), the Principal Distribution Amount for the related loan group for that Distribution Date;

            (iv) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates on that Distribution Date pursuant to clause (iii) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-1 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (v) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1 Certificates on that Distribution Date pursuant to clauses (iii) and (iv) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-2 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (vi) to the Class M-3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1 and Class M-2 Certificates on that Distribution Date pursuant to clauses (iii) through (v) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-3 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (vii) to the Class M-4 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates on that Distribution Date pursuant to clauses (iii) through (vi) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-4 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (viii) to the Class M-5 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates on that Distribution Date pursuant to clauses (iii) through
      (vii) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-5 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (ix) to the Class M-6 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5

      Certificates on that Distribution Date pursuant to clauses (iii) through
      (viii) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-6 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (x) to the Class M-7 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates on that Distribution Date pursuant to clauses
      (iii) through (ix) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-7 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (xi) to the Class M-8 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates on that Distribution Date pursuant to clauses (iii) through (x) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and (y) the Class M-8 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero;

            (xii) to the Class M-9 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates on that Distribution Date pursuant to clauses (iii) through (xi) above minus any Swap Allocation Payment Amount, Net Swap Payment or Swap Termination Payment paid on that Distribution Date pursuant to clauses (i) or (ii) above and
      (y) the Class M-9 Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

            (xiii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Definitions Related to Principal Distributions.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the

Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date and loan group is the (a) Principal Remittance Amount for that loan group and Distribution Date, minus (b) the Overcollateralization Release Amount allocated to that loan group for that Distribution Date.

      "Senior Principal Distribution Amount" for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to that Distribution Date, 100% of the Principal Distribution Amount for that Distribution Date and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class Certificate Balance of each class of Senior Certificates immediately prior to that Distribution Date exceeds
(y) the Senior Target Amount.

      "Senior Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 81.50%; and (ii) thereafter, approximately 85.20% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Senior Proportionate Percentage" for loan group 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Certificate Balance of the Group 1 Senior Certificates for that Distribution Date and the denominator of which is the aggregate of the current Class Certificate Balance for the Senior Certificates for that date. For loan group 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Certificate Balance of the Class 2-A-1 and Class 2-A-2 Certificates for that Distribution Date and the denominator of which is the aggregate of the current Class Certificate Balance for the Senior Certificates for that date.

      "Principal Allocation Percentage" for loan group 1 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for loan group 1 for that Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for loan group 1 and loan group 2 for that date. For loan group 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for loan group 2 for that Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for loan group 1 and loan group 2 for that date.

      "Class M-1 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-1 Target Amount for that Distribution Date.

      "Class M-1 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 87.75%; and (ii) thereafter, approximately 90.20% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the

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

Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-2 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates and Class M-1 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-2 Target Amount for that Distribution Date.

      "Class M-2 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 89.38%; and (ii) thereafter, approximately 91.50% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-3 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-3 Target Amount for that Distribution Date.

      "Class M-3 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 90.63%; and (ii) thereafter, approximately 92.50% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-4 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-4 Target Amount for that Distribution Date.

      "Class M-4 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 91.88%; and (ii) thereafter, approximately 93.50% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-5 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4

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

Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-5 Target Amount for that Distribution Date.

      "Class M-5 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 93.25%; and (ii) thereafter, approximately 94.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-6 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-6 Target Amount for that Distribution Date.

      "Class M-6 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 94.50%; and (ii) thereafter, approximately 95.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-7 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-7 Target Amount for that Distribution Date.

      "Class M-7 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 95.75%; and (ii) thereafter, approximately 96.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-8 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-8 Target Amount for that Distribution Date.

      "Class M-8 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 97.00%; and (ii) thereafter, approximately 97.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "Class M-9 Principal Distribution Amount" for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the Senior Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Principal Amount of the Class M-9 Certificates immediately prior to that Distribution Date exceeds (y) the Class M-9 Target Amount for that Distribution Date.

      "Class M-9 Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date in March 2012, approximately 98.25%; and (ii) thereafter, approximately 98.60% and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Stated Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

      "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance of the Mortgage Loans.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

      "Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to approximately 0.70% of the Pool Principal Balance as of the cut-off date and (b) on or after the Stepdown Date, the greater of (1) the product of (i) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in March 2012, 1.75% and thereafter, 1.40% and (ii) of the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(2) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions on that Distribution Date).

      "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date (calculated for this purpose on the basis of

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

the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Offered Certificates) exceeds the Overcollateralization Target Amount for that date.

      "Stepdown Date" is the later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution
Date) is greater than or equal to (a) on any Distribution Date prior to the Distribution Date in March 2012, 18.50% and (b) on any Distribution Date on or after that Distribution Date, 14.80%.

      A "Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to March 2012, 33.00%, and, for Distribution Dates on or after March 2012, 40.00% of the Senior Enhancement Percentage for such Distribution Date.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2) the denominator of which is the Pool Principal Balance for the preceding Distribution Date, in each case after giving effect to distributions on that Distribution Date.

      A "Cumulative Loss Trigger Event" is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

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

Distribution Date                                  Percentage
-----------------                                  ----------
March 2009 - February 2010.......   0.45% with respect to March 2009, plus
                                        an additional 1/12th of 0.30% for each
                                        month thereafter through February 2010

March 2010 - February 2011.......   0.75% with respect to March 2010, plus an
                                        additional 1/12th of 0.35% for each
                                        month thereafter through February 2011

March 2011 - February 2012.......   1.10% with respect to March 2011, plus an
                                        additional 1/12th of 0.40% for each
                                        month thereafter through February 2012

March 2012 - February 2013.......   1.50% with respect to March 2012, plus an
                                        additional 1/12th of 0.15% for each
                                        month thereafter through February 2013

March 2013 and thereafter........   1.65%

      "Unpaid Realized Loss Amount" means for any class of LIBOR Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the Senior Certificates, together with interest thereon at the applicable Pass-Through Rate.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

      The "Delinquency Rate" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

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

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the Interest Remittance Amount remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any remaining Principal Distribution for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Class Certificate Balance of the certificates equals the Target Amount for that Distribution Date, in the following priority:

                  (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the Senior Certificates, in each case in accordance with clause (1) of "--Priority of Principal Distributions" above, in reduction of their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

                  (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balance have been reduced to zero;

            (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

                  (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the Senior Certificates, in each case in accordance with clause (1) of "--Priority of Principal Distributions" above, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

                  (ii) to the Class M-1 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-1 Target Amount for that Distribution Date;

                  (iii) to the Class M-2 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-

      1 and Class M-2 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-2 Target Amount for that Distribution Date;

                  (iv) to the Class M-3 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-3 Target Amount for that Distribution Date;

                  (v) to the Class M-4 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-4 Target Amount for that Distribution Date;

                  (vi) to the Class M-5 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-5 Target Amount for that Distribution Date;

                  (vii) to the Class M-6 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-6 Target Amount for that Distribution Date;

                  (viii) to the Class M-7 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-7 Target Amount for that Distribution Date;

                  (ix) to the Class M-8 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-8 Target Amount for that Distribution Date;

                  (x) to the Class M-9 Certificates, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, after giving effect to distributions made on that Distribution Date, equals the Class M-9 Target Amount for that Distribution Date;

            (3) first, in proportion to their respective Unpaid Realized Loss Amounts, to the Senior Certificates; and

                  second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Unpaid Realized Loss Amounts on for that class and that Distribution Date;

            (4) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

                  (a) concurrently, (i) to the Group 1 Senior Certificates, up to the Group 1 Excess Cashflow Percentage of any remaining Excess Cashflow, the amount of any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date (as reduced by amounts received from the Corridor Contract with respect to the Class 1-A-1B Certificates), to be paid from amounts on deposit in the Carryover Reserve Fund, in proportion to the amount of such shortfalls and
      (ii) to the Group 2 Senior Certificates, up to the Group 2 Excess Cashflow Percentage of any remaining Excess Cashflow, the amount of any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date (as reduced by amounts received from the applicable Corridor Contract with respect to the Class 2-A-1 and Class 2-A-1B Certificates) from amounts on deposit in the Carryover Reserve Fund, in proportion to the amount of such shortfalls;

                  (b) concurrently, to the Senior Certificates, any remaining applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date, pro rata in accordance with such shortfalls;

                  (c) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date; and

                  (d) for addition to the amounts distributable pursuant to priority (5) below, to the Class C Certificates, as provided in the pooling and servicing agreement, any amounts remaining in the Carryover Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) through (4)(c) above for that Distribution Date;

            (5) to the swap trust, for distribution pursuant to priority (11) under "--Swap Trust--Application of Deposits and Payments Received by the Swap Trust" below; and

            (6)   to the Class R Certificate, any remaining amount.

      The "Group 1 Excess Cashflow Percentage" means, for any Distribution Date, the amount of the Excess Cashflow attributable to loan group 1 divided by the Excess Cashflow for that Distribution Date.

      The "Group 2 Excess Cashflow Percentage" means, for any Distribution Date, the amount of the Excess Cashflow attributable to loan group 2 divided by the Excess Cashflow for that Distribution Date.

      The "Target Amount" means for any Distribution Date, an amount equal to the Pool Principal Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date.

The Swap Contract

      DBNTC, as trustee on behalf of a separate trust created under the pooling and servicing agreement (the "Swap Trust") will enter into an interest rate swap transaction with IXIS Financial Products Inc. (the "Swap Counterparty"), as evidenced by a confirmation (the "Swap Contract"). In its capacity as trustee of the Swap Trust, Deutsche Bank National Trust Company is referred to in this free writing prospectus as the "Swap Trustee". Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master

Agreement had been executed by the trustee and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions.

      Under the Swap Contract, on one business day prior to each Distribution Date commencing in April 2006, on or prior to the Swap Contract Termination Date, the Swap Trustee, on behalf of the Swap Trust, will be obligated to pay to the Swap Counterparty an amount equal to the product of:

      (i) one-year MTA (as determined by the Swap Counterparty) plus a fixed margin,

      (ii)  the Swap Contract Notional Balance for that Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date commencing in April 2006, on or prior to the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the Swap Trustee, on behalf of the Swap Trust, a variable amount equal to the product of:

      (i)   LIBOR (as determined pursuant to the Swap Contract),

      (ii)  the Swap Contract Notional Balance for that Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Trustee, on behalf of the Swap Trust, or the Swap Counterparty, as the case may be, will only be required to make a "Net Swap Payment" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment with respect to any Distribution Date will be payable on the business day preceding that Distribution Date.

      Pursuant to the pooling and servicing agreement, the Swap Trust is established as a separate trust, the corpus of which is held by the Swap Trustee, in trust, for the benefit of the certificateholders. The Swap Trustee will establish the Swap Account, into which the Sponsor will make an initial deposit of $1,000 on the closing date. The Swap Trustee will deposit into the Swap Account any Swap Trust Amount received by the Swap Trustee, and the Swap Trustee will distribute from the Swap Account any Swap Trust Amount pursuant to the priority of distributions set forth below under "Swap Account." Funds on deposit in the Swap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the trustee held pursuant to the pooling and servicing agreement.

      In the event that the Swap Contract is terminated, IXIS Financial Products Inc. will be required to assist the Swap Trustee in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to the Class C Certificates and will not be available for distribution on any class of certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Trustee in connection with entering into the replacement swap contract, that upfront amount will be included in the Interest Funds for loan group 1 and loan group 2 and the Principal Distribution Amount for loan group 1 and loan group 2 with respect to succeeding Distribution Dates as described in the Pooling and Servicing Agreement, to the extent that the Interest Funds for loan group 1 and loan group 2 and the Principal Distribution Amount for loan group 1 and loan group 2 were used on prior Distribution Dates to cover any Swap Termination Payment due to the Swap Counterparty under the original Swap Contract and any excess will be distributed to the holder of the Class C Certificates. In the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract, any Swap Termination Payment payable by the Swap Counterparty will be retained by the Swap Trustee and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses
(a), (b), (c) and (d) of the preceding paragraph.

      Following the distributions of Excess Cashflow, the Swap Trustee, acting on behalf of the Swap Trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1) to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

            (2) to the Swap Counterparty, any Swap Termination Payment payable to the Swap Counterparty with respect to that Distribution Date;

            (3) to the holders of the LIBOR Certificates, any remaining Current Interest and Interest Carry Forward Amount, for each such class for that Distribution Date to the extent unpaid, in the priority pursuant to clauses (1)fourth(a)(i) and (1)(fourth)(b)(i) under "--Distributions of Interest Funds" above;

            (4) to the holders of the Certificates, any amount necessary to maintain the Overcollateralization Target Amount specified in clauses (1) and (2) under "Overcollateralization" above for that Distribution Date, for application pursuant to the priorities set forth in those clauses, after giving effect to distributions pursuant to those clauses;

            (5) (a) first, in proportion to their respective Unpaid Realized Loss Amounts, to the Senior Certificates and (b) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Unpaid Realized Loss Amounts for each such class and that Distribution Date to the extent unpaid;

            (6) to the holders of the LIBOR Certificates, any Net Rate Carryover for that Distribution Date and from any prior Distribution Date remaining unpaid, for application pursuant to the priorities set forth in clauses (4)(a) through (c) under "Overcollateralization" above, to the extent unpaid pursuant to those clauses;

            (7) if applicable, for application to the purchase of a replacement interest rate swap contract;

            (8) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Contract; and

            (9) to the Class C Certificates, any amounts deposited into the Swap Account as described under "Overcollateralization" above and any remaining Swap Trust Amount.

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

            With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (4) and (5) will not exceed cumulative Realized Losses incurred.

      The "Swap Contract Notional Balance" for each Distribution Date is as described in the following table (the "Swap Table"). In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "Swap Contract Termination Date" for the Swap Contract.

                                                        Swap Allocation       Swap Allocation
                             Swap Contract Notional   Percentage for Loan   Percentage for Loan
Month of Distribution Date         Balance ($)              Group 1               Group 2
--------------------------   ----------------------   -------------------   -------------------
April  2006 ..............     $ 1,695,142,238.17          82.65305%             17.34695%
May 2006 .................     $ 1,658,694,160.08          82.64831%             17.35169%
June 2006 ................     $ 1,623,120,803.35          82.64107%             17.35893%
July 2006 ................     $ 1,588,317,154.78          82.63348%             17.36652%
August 2006 ..............     $ 1,554,265,887.42          82.62561%             17.37439%
September 2006 ...........     $ 1,520,950,718.28          82.61744%             17.38256%
October 2006 .............     $ 1,488,354,623.15          82.60891%             17.39109%
November 2006 ............     $ 1,456,461,247.57          82.60020%             17.39980%
December 2006 ............     $ 1,425,251,821.09          82.59103%             17.40897%
January 2007 .............     $ 1,394,705,061.34          82.58167%             17.41833%
February 2007 ............     $ 1,364,911,073.01          82.56564%             17.43436%
March 2007 ...............     $ 1,335,782,019.65          82.54211%             17.45789%
April 2007 ...............     $ 1,307,191,218.20          82.51919%             17.48081%
May 2007 .................     $ 1,279,215,426.07          82.49643%             17.50357%
June 2007 ................     $ 1,251,842,420.24          82.47734%             17.52266%
July 2007 ................     $ 1,225,058,995.91          82.50362%             17.49638%
August 2007 ..............     $ 1,198,354,219.03          82.53030%             17.46970%
September 2007 ...........     $ 1,172,133,381.03          82.55736%             17.44264%
October 2007 .............     $ 1,146,494,599.68          82.58434%             17.41566%
November 2007 ............     $ 1,109,524,268.17          82.61110%             17.38890%
December 2007 ............     $ 1,066,566,985.21          82.63810%             17.36190%
January 2008 .............     $ 1,023,617,859.24          82.66524%             17.33476%
February 2008 ............     $   980,944,899.00          82.69290%             17.30710%
March 2008 ...............     $   939,266,363.93          82.72244%             17.27756%
April 2008 ...............     $   899,256,811.51          82.75102%             17.24898%
May 2008 .................     $   860,758,732.79          82.77498%             17.22502%
June 2008 ................     $   823,091,303.02          82.78138%             17.21862%
July 2008 ................     $   786,042,703.69          82.79869%             17.20131%
August 2008 ..............     $   749,526,712.51          82.79473%             17.20527%
September 2008 ...........     $   714,586,110.71          82.79579%             17.20421%
October 2008 .............     $   681,165,549.41          82.79468%             17.20532%
November 2008 ............     $   649,264,908.53          82.79308%             17.20692%
December 2008 ............     $   618,830,442.83          82.79148%             17.20852%
January 2009 .............     $   589,787,403.07          82.79013%             17.20987%
February 2009 ............     $   562,051,542.33          82.78889%             17.21111%
March 2009 and thereafter      $             0.00           0.00000%              0.00000%

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

      A "Swap Termination Payment" is a termination payment required to be made by either the Swap Trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

   o failure to make a payment due under the Swap Contract, one business days after notice of such failure is received,

   o  certain insolvency or bankruptcy events, and

   o a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

   o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

   o a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

   o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

   o an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+" by S&P or (D) the unsecured, long-term senior debt obligations or financial strength ratings of Party A (or its Credit Support Provider) are rated below "A" by Fitch (such an event a, "Collateralization Event"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Trustee on terms substantially similar to the Swap Contract; or (b) post collateral satisfactory to the applicable Rating Agencies.

      "Swap Counterparty Ratings Requirement" shall mean (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade) and (c) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least "A" by Fitch or (ii) the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least "F1" by Fitch.

      It will be an additional termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB+" by S&P, (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P1" by Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade) and (C) either (i) the unsecured, senior debt obligations or financial strength ratings of Party A (or its Credit Support Provider), are rated at least "A" by Fitch or (ii) the unsecured, short-term debt obligations (if any) of Party A, are rated at least "F1" by Fitch; and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above. Additionally, it will be a termination event under the Swap Contract if the Servicer exercises its option to purchase the Mortgage Loans.

      "Swap Counterparty Trigger Event" means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      The certificates do not represent an obligation of the Swap Counterparty or the Swap Trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Trustee in respect of its obligations under the pooling and servicing agreement.

      The Swap Contract will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

      The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates").

      LIBOR applicable to an Interest Accrual Period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the attached free writing prospectus supplement base under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the attached free writing prospectus supplement base, LIBOR for the next Interest Accrual Period will be 4.58063%.

Carryover Reserve Fund

      The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor will cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the interest-bearing certificates with respect to the first three Distribution Dates. On the applicable Distribution Date, such amount will be distributed first to the classes of the Senior Certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and then, sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order. Any such amount that remains from the initial deposit caused by the depositor after payment of any Net Rate Carryover to the certificates on the third Distribution Date will be distributed to Lehman Brothers Inc. and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates. On each Distribution Date, the Cap Trustee will deposit in the Carryover Reserve Fund amounts from the Cap Account and distribute the related amounts to the Class 1-A-1B, Class 2-A-1 and Class 2-A-1 Certificates to pay any Net Rate Carryover on that class as described under "Description of the Certificates--Interest--Distributions of Funds from the Corridor Contract" above.

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6,

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Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the Class Certificate Balance of each class of Subordinated Certificates have been reduced to zero, (i) if the aggregate Class Certificate Balance of the Group 1 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, the amount of that excess will be allocated in the following priority:

      first, to the Class 1-A-3A and Class 1-A-3B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

      second, to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

      third, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

      (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

Any losses on the Group 2 Mortgage Loans will not be allocated to the Class 2-A-1 Certificates until the final scheduled distribution date. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

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Termination of the Issuing Entity; Optional Termination

      The Servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates following the Distribution Date on which the aggregate Stated Principal Balance of all of the Mortgage Loans and real estate owned by the issuing entity declines below 10% of the Pool Principal Balance as of the cut-off date. In the event the Servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding certificate balance, plus any unpaid accrued interest on such certificate balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the aggregate Stated Principal Balance of the related Mortgage Loans. No such purchase by the Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date. Distributions in respect of any such optional termination will first be paid to the Senior Certificates and then, except as set forth in the pooling and servicing agreement, to the Subordinated Certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loan.

      The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan, or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires the Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to that Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the collection account to the trustee for deposit in the Distribution Account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the Servicer or its designee the mortgage loan files.

      Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which

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such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Servicer, the Depositor, the Seller and the NIM Insurer

      The prospectus describes the indemnification to which the Servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus." in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller and any NIM Insurer.

Restrictions on Investment, Suitability Requirements

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this free writing prospectus and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

      After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM Insurer") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

   o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Mortgage Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Mortgage Loans;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

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   o  the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to consent to any amendment to the Pooling and Servicing Agreement; and

   o each of the rights under "Risk Factors--Rights of the NIM Insurer" in this free writing prospectus.

      You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                                      S-76